EXHIBIT 99.1

                               ASHLAND COAL, INC.

                              EMPLOYEE THRIFT PLAN


















                             AS AMENDED AND RESTATED
                             THROUGH APRIL 15, 1997

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                TABLE OF CONTENTS

INTRODUCTION


ARTICLE I
DEFINITIONS

           1.01. ACCOUNT............................................1
           1.02. ACTUAL DEFERRAL PERCENTAGE.........................1
           1.03. AFTER-TAX CONTRIBUTIONS............................1
           1.04. AGGREGATE ELECTIVE DEFERRALS.......................2
           1.05. ALTERNATE PAYEE....................................2
           1.06. AVERAGE CONTRIBUTION PERCENTAGE....................2
           1.07. BASIC CONTRIBUTION.................................3
           1.08. BENEFICIARY or BENEFICIARIES.......................3
           1.09. BOARD OF DIRECTORS.................................3
           1.10. CODE...............................................3
           1.11. COMPANY............................................3
           1.12. COMPANY STOCK......................................3
           1.13. COMPENSATION.......................................3
           1.14. CONTINUOUS SERVICE.................................4
           1.15. CONTROLLED GROUP MEMBER............................5
           1.16. DISABILITY.........................................5
           1.17. EFFECTIVE DATE.....................................6
           1.18. EMPLOYEE...........................................6
           1.19. EMPLOYER...........................................7
           1.20. ERISA..............................................7
           1.21. FAMILY MEMBER......................................7
           1.22. HIGHLY COMPENSATED EMPLOYEE........................7
           1.23. HOUR OF SERVICE...................................11
           1.24. INVESTMENT FUND...................................11
           1.25. LEASED EMPLOYEE...................................12
           1.26. LEAVE OF ABSENCE..................................12
           1.27. MATCHING CONTRIBUTION.............................12
           1.28. MATERNITY AND PATERNITY ABSENCE...................12
           1.29. MEMBER............................................12
           1.30. MEMBER CONTRIBUTION...............................12
           1.31. MILITARY LEAVE....................................12

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                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                TABLE OF CONTENTS

           1.32. PERIOD OF SEVERANCE...............................13
           1.33. PERSONNEL AND COMPENSATION COMMITTEE..............13
           1.34. PLAN..............................................13
           1.35. PLAN ADMINISTRATOR................................13
           1.36. PLAN YEAR.........................................13
           1.37. PRE-TAX CONTRIBUTIONS.............................13
           1.38. QUALIFIED COMPANY CONTRIBUTION....................13
           1.39. QUALIFIED DOMESTIC RELATIONS ORDER................13
           1.40. REQUIRED COMMENCEMENT DATE........................14
           1.41. ROLLOVER CONTRIBUTIONS............................14
           1.42. SETTLEMENT DATE...................................14
           1.43. SEVERANCE FROM SERVICE DATE.......................14
           1.44. SPOUSE or SURVIVING SPOUSE........................14
           1.45. SUPPLEMENTAL CONTRIBUTION.........................15
           1.46. TRUST.............................................15
           1.47. TRUST FUND........................................15
           1.48. TRUSTEE...........................................15
           1.49. UNIFORMED SERVICE.................................15
           1.50. USERRA............................................15
           1.51. VALUATION DATE....................................15


ARTICLE II
PARTICIPATION

           2.01. CONDITIONS OF PARTICIPATION........................1
           2.02. ENROLLMENT IN PLAN.................................1
           2.03. LEAVES OF ABSENCE..................................1
           2.04. LEASED EMPLOYEES...................................2
           2.05. NOTICE OF PARTICIPATION............................2
           2.06. CHANGE IN STATUS...................................2
           2.07. RESUMPTION OF PARTICIPATION........................3
           2.08. PARTICIPATION  FOR PURPOSES OF ROLLOVER
                 CONTRIBUTION ONLY..................................3
           2.09. REEMPLOYMENT FOLLOWING MILITARY LEAVE..............3

ARTICLE III
MEMBER CONTRIBUTIONS
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

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                TABLE OF CONTENTS


           3.01. TAX DEFERRED AND AFTER-TAX CONTRIBUTIONS...........1
           3.02. METHOD OF ELECTION.................................2
           3.03. CONTINUATION,  VARIATION, DISCONTINUANCE
                 AND RESUMPTION OF MEMBER CONTRIBUTIONS.............2
           3.04. DEDUCTION   OR   PAYMENT   OF  MEMBER
                 CONTRIBUTIONS......................................3
           3.05. LIMITATIONS ON AFTER-TAX CONTRIBUTION..............3
           3.06. LIMITATIONS ON PRE-TAX CONTRIBUTIONS...............3
           3.07. MULTIPLE USE OF ALTERNATIVE ADP AND ACP
                 LIMITATIONS........................................7
           3.08. USERRA CONTRIBUTIONS...............................8


ARTICLE IV
COMPANY CONTRIBUTIONS

           4.01. AMOUNT OF COMPANY CONTRIBUTIONS....................1
           4.02. LIMITATIONS ON MATCHING CONTRIBUTIONS..............1
           4.03. PERCENTAGE  LIMITATION  ON MATCHING AND
                 AFTER-TAX CONTRIBUTIONS............................1
           4.04. PAYMENT OF COMPANY CONTRIBUTIONS...................3
           4.05. VERIFICATION OF COMPANY CONTRIBUTIONS..............3
           4.06. NO INTEREST IN COMPANY.............................3


ARTICLE V
PERIOD OF PARTICIPATION

           5.01. SETTLEMENT DATE....................................1
           5.02. RESTRICTED PARTICIPATION...........................1


ARTICLE VI
ALLOCATIONS

           6.01. SEPARATE ACCOUNTS..................................1
           6.02. COMPANY  CONTRIBUTIONS  CONSIDERED MADE
                 ON LAST DAY OF PLAN YEAR...........................1
           6.03. ALLOCATION  OF  MEMBER  AND  ROLLOVER
                 CONTRIBUTIONS......................................1
           6.04. ALLOCATION  OF MATCHING  AND  QUALIFIED
                 COMPANY CONTRIBUTIONS..............................2

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

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                TABLE OF CONTENTS


           6.05. CHARGING DISTRIBUTIONS.............................2
           6.06. ADJUSTMENT OF MEMBERS' ACCOUNTS....................2
           6.07. ROLLOVERS AND TRANSFERS FROM OTHER PLANS...........3
           6.08. STATEMENT OF ACCOUNT...............................4


ARTICLE VII
VESTING

           7.01. MEMBER ACCOUNTS....................................1
           7.02. MATCHING ACCOUNT...................................1
           7.03. CREDITING CONTINUOUS SERVICE.......................1
           7.04. VESTING PERIOD OF SEVERANCE RULES..................2
           7.05. FORFEITURES........................................2
           7.06. AMENDMENT OF VESTING SCHEDULE......................3


ARTICLE VIII
PAYMENT OF ACCOUNT BALANCES

           8.01. RETIREMENT,  DEATH OR OTHER TERMINATION
                 OF EMPLOYMENT......................................1
           8.02. MANNER OF DISTRIBUTION.............................1
           8.03. DISTRIBUTION OF COMPANY STOCK......................3
           8.04. COMMENCEMENT OF DISTRIBUTIONS......................4
           8.05. DIRECT ROLLOVERS...................................5
           8.06. DESIGNATION OF BENEFICIARY.........................6
           8.07. UNLOCATED MEMBERS OR BENEFICIARIES.................7
           8.08. FACILITY OF PAYMENT................................8


ARTICLE IX
WITHDRAWALS AND LOANS

           9.01. WITHDRAWAL CONDITIONS AND LIMITATIONS..............1
           9.02. IN-SERVICE WITHDRAWALS.............................2
           9.03. AFTER-TAX ACCOUNT WITHDRAWAL PROGRESSION...........3
           9.04. WITHDRAWALS OF ROLLOVERS AND TRANSFERS.............3
           9.05. HARDSHIP WITHDRAWALS...............................4
           9.06. LOANS TO MEMBERS...................................5


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                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                TABLE OF CONTENTS


ARTICLE X
PLAN INVESTMENTS

           10.01. INVESTMENT OF PLAN CONTRIBUTIONS..................1
           10.02. INVESTMENT DIRECTION..............................1
           10.03. ELECTIONS TO CHANGE INVESTMENTS...................2
           10.04. INVESTMENT OF CONTRIBUTIONS IN COMPANY
                  STOCK.............................................2
           10.05. VOTING AND TENDERING OF COMPANY STOCK.............3


ARTICLE XI
AMENDMENT AND TERMINATION

           11.01. PLAN ADMINISTRATION...............................1
           11.02. PLAN SPONSOR......................................1
           11.03. ADOPTION OF PLAN BY RELATED EMPLOYERS.............1
           11.04. ACTION BY THE COMPANY OR OTHER EMPLOYER...........1
           11.06. EMPLOYMENT RIGHTS.................................2
           11.07. GENDER AND NUMBER.................................2
           11.08. LITIGATION BY MEMBERS.............................2
           11.09. INTERESTS NOT TRANSFERABLE........................2
           11.10. ABSENCE OF GUARANTY...............................2
           11.11. ERRORS AND OMISSIONS..............................3
           11.12. EVIDENCE..........................................3
           11.13. CONTROLLING LAW...................................3
           11.14. INFORMATION   REQUIRED   BY   PLAN
                  ADMINISTRATOR.....................................4
           11.15. UNIFORM RULES.....................................4
           11.16. REVIEW OF BENEFIT DETERMINATIONS..................4
           11.17. PLAN ADMINISTRATOR'S DECISION FINAL...............4
           11.18. WAIVER OF NOTICE..................................4


ARTICLE XII

           12.01. AMENDMENT.........................................1
           12.02. TERMINATION.......................................1
           12.03. VESTING AND DISTRIBUTION ON TERMINATION...........2
           12.04. NOTICE OF AMENDMENT OR TERMINATION................2


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                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                TABLE OF CONTENTS


           12.05. PLAN MERGER, CONSOLIDATION, ETC...................2


ADOPTION OF PLAN

SUPPLEMENT A        BENEFIT LIMITATIONS
                    AND TOP-HEAVY RULES

SUPPLEMENT B        "INSIDER TRADING" RESTRICTIONS

SUPPLEMENT C        LIMITATIONS ON INVESTMENT TRANSFERS

SCHEDULE I          DESIGNATED ELIGIBLE PAYROLL
                    CLASSIFICATION CODES

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                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                  INTRODUCTION

         Ashland, Inc. (previously "Ashland Oil, Inc.") established and maintains the Ashland Oil, Inc. Employee Thrift Plan (the "Ashland Oil Plan"), originally effective June 1, 1964, to provide retirement benefits for its eligible employees and its affiliates. Ashland Coal, Inc. (the "Company"), as an affiliate of Ashland, Inc., adopted the Ashland Oil Plan for the benefit of its eligible employees. Effective August 18, 1988, the Ashland Oil Plan was amended to make the Company ineligible to continue to maintain the Ashland Oil Plan as an adopting employer. For that reason, the Company adopted the Ashland Coal, Inc. Employee Thrift Plan (the "Plan"), effective July 25, 1988, to serve as a successor plan to the Ashland Oil Plan for the benefit of its employees and the eligible employees of its affiliates that adopt the Plan.

         The Plan was amended and restated, generally effective January 1, 1989, in order to comply with the provisions of the Tax Reform Act of 1986 and related legislation, including the regulations and other guidance promulgated by the Internal Revenue Service and the Department of Labor. The Plan was further amended and restated in its entirety, effective August 1, 1995 (unless otherwise provided) to change its method of accounting to a "daily valuation" method of accounting effective as of that same date. The Plan has subsequently been amended to comply with changes in securities laws, to require five years of service to vest in matching contributions, to comply with changes in the tax law and to effect certain changes pertaining to the administration of the Plan. The securities laws changes are effective August 15, 1996, the changes pertaining to vesting and the administrative changes are effective August 1, 1996. The Plan is further amended to effect changes enacted by the Uniformed Services Employment and Reemployment Rights Act of 1994, effective October 13, 1996. Unless otherwise specifically indicated, all other changes are effective August 1, 1996.

         The benefits provided hereunder with respect to any Member who retired or whose employment with the Company otherwise terminated prior to August 1, 1995 will, except as otherwise specifically provided herein, be governed in all respects by the terms of the Plan as in effect as of the date of such retirement or other termination of employment.

         The Plan is maintained in accordance with the applicable provisions of Internal Revenue Code of 1986, as amended (the "Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and has been amended from time to time, as required, pursuant thereto and for other reasons considered desirable by the Company.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         The provisions of the Plan may be modified by supplements to the Plan. The terms and provisions of each supplement are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the supplement.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                    ARTICLE I
                                   DEFINITIONS


         The following words and phrases as used in this document shall have the respective meanings set forth below, unless otherwise specified or the context clearly indicates to the contrary.

1.01. ACCOUNT or ACCOUNTS mean the one or more separate Accounts established and maintained by the Plan Administrator in the name of each Member as may be necessary from time to time for administrative and accounting purposes. The Plan Administrator may also maintain such other Accounts or subaccounts in the names of Members or otherwise as it considers necessary or advisable. Unless the context indicates otherwise, references in the Plan to a Member's Accounts shall mean all Accounts maintained in his name under the Plan.


1.02. ACTUAL DEFERRAL PERCENTAGE means for a Plan Year, with respect to a specified group of Members, the average of the ratios (calculated separately for each Member in the group) of:

         (a) the amount of contributions (as described below) made by the Company and credited to the Accounts of each such Member for the Plan Year; to

         (b) each such Member's earnings (as defined below) for the Plan Year.

For purposes of this Plan section 1.02, contributions shall include (i) his Pre-Tax Contributions (including any Pre-Tax Contributions in excess of the dollar limitation imposed under Code section 402(g) for such year), and (ii) any Qualified Company Contributions that may be treated as Pre-Tax Contributions for that year. For purposes of this Plan section 1.02, "earnings" shall be determined pursuant to Code section 414(s).

1.03. AFTER-TAX CONTRIBUTIONS means that portion of a Member Contribution designated by the Member in accordance with Plan section 3.01 as subject to federal and state income taxes and allocable to an Account maintained on his behalf with respect to such contributions.

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                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


1.04. AGGREGATE ELECTIVE DEFERRALS means, with respect to any calendar year, the sum of any contribution made by the Member:

         (a) pursuant to an election to make Pre-Tax Contributions under this Plan and any other election made by the Member pursuant to Code section 401(k)(2) to defer under a cash or deferred arrangement, to the extent not includible in the Member's gross income for that calendar year pursuant to Code section 402(e)(3) (determined without regard to Code section 402(g));

         (b) to an individual retirement plan pursuant to a simplified employee pension, to the extent not includible in the Member's gross income for that calendar year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)); and

         (c)  applied  toward the  purchase  of an annuity  contract  under Code section 403(b) pursuant to a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)).

1.05. ALTERNATE PAYEE means a Member's Spouse, former spouse, child, or other dependent who is recognized by a Qualified Domestic Relations Order as having a right to all or a portion of the benefits payable to the Member.

1.06. AVERAGE CONTRIBUTION PERCENTAGE means for a Plan Year with respect to a specified group of Members the average of the ratios (calculated separately for each Member in the group) of:

         (a) the Matching Contributions and After-Tax Contributions allocable to the Account of each such Member for the Plan Year; to

         (b)   the Member's earnings (as defined below) for the Plan Year.

Pre-Tax Contributions and Qualified Company Contributions, to the extent not taken into account for purposes of determining the Actual Deferral Percentage limitation under Plan section 3.06(a), may be included in the Average Contribution Percentage of a Member. For purposes of this Plan section 1.06, "earnings" shall be determined pursuant to Code section 414(s).


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                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

1.07. BASIC CONTRIBUTION means that amount of the Member Contribution equal to six percent or less of such Member's Compensation which is used to determine the amount of a Matching Contribution to be made on behalf of such Member.

1.08. BENEFICIARY or BENEFICIARIES means the person or persons (including a trustee or other legal representative acting in a fiduciary capacity) designated by a Member as his Beneficiary in the last effective Beneficiary designation form filed with the Plan Administrator to receive any benefits which may be payable under this Plan upon or after his death. A married Member's Beneficiary is the Member's Spouse unless the Spouse has consented to the Member's designation of a different Beneficiary. Notwithstanding the preceding, to the extent a Qualified Domestic Relations Order has been entered naming an Alternate Payee as Beneficiary of all or a portion of any benefit payable under this Plan on the death of a Member, such Qualified Domestic Relations Order shall control or supersede, as applicable, the relevant portion of any such Beneficiary designation.

1.09. BOARD OF DIRECTORS or BOARD means the individuals, collectively, who serve as the corporate directors of the Company (or other Employer, as the context requires).

1.10. CODE means the provisions of the Internal Revenue Code of 1986, as amended, as may be in effect from time to time, and any reference to a specific provision of the Code shall mean both that provision and any subsequent legislation which modifies, amends or supersedes that provision.

1.11. COMPANY means Ashland Coal, Inc. and, to the extent applicable in the context, any successor or predecessor entity of Ashland Coal, Inc.

1.12. COMPANY STOCK means the common stock or other securities of the Company (or other Employer) which constitute "qualifying employer securities" under Code sections 4975(e)(8) and 409(l).

1.13. COMPENSATION means an Employee's salary and wages (or, if an Employee is not paid a fixed salary or wages, such other compensation as determined by an Employer) actually paid or made available during such year by an Employer for personal services actually rendered during the Plan Year for the period while such Employee has been a Member of the Plan. Compensation includes salary, hourly pay, overtime pay, shift premium, severance pay and vacation pay, and payroll continuation for sickness and contributions made to a



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                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


plan maintained by the Employers pursuant to Code section 125, but excludes (i) reimbursements for expenses and designated travel allowances, (ii) incentive compensation bonuses, (iii) amounts contributed by the Employers under any employee benefit plan (other than amounts contributed to a Member's Account attributable to Pre-Tax Contributions under this Plan), (iv) allowances paid by reason of foreign assignment, which are not a part of such Member's base United States salary as determined by the Employers, and (v) remuneration determined to be disregarded under rules uniformly applicable to all Employees similarly situated.

         Notwithstanding the foregoing, Compensation (as determined above) for any Plan Year may not exceed the maximum amount that may be taken into account under Code section 401(a)(17) (as determined by the Commissioner of Internal Revenue) for such year. Prior to January 1, 1997, in determining Compensation for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except that in applying such rules the term "family" shall include only the spouse of an Employee and any lineal descendants of an Employee who have not attained age 19 before the end of the Plan Year. If, as a result of the application of such rules, the dollar limitation under Code section 401(a)(17) is exceeded, the limitation shall be prorated among affected individuals in proportion to each such individual's Compensation as determined prior to the application of this limitation.

1.14. CONTINUOUS SERVICE means a Member's period of employment (as defined below), or combined periods of employment with the Employers and Controlled Group Members applied to determine his eligibility to participate in the Plan.

         (a) A "period of employment" begins on the date on which a Member commences (or recommences) employment and ends on the date on which his employment terminates as a result of his resignation, dismissal, retirement or death; provided, however, that if his termination of employment occurs on account of his resignation, dismissal or retirement and he again becomes an Employee within twelve months from the date on which such termination occurred (or if such termination occurred while he was absent from employment for any other reason, within 12 months from the date on which such absence began), his period of employment shall include such absence from employment.

         (b) A Member's period of employment shall include each month during which he completes at least one Hour of Service and any month during

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                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


which he is absent on account of vacation, sick leave, layoff (extending not more than twelve months), service in the military (to the extent required by federal law), service granted from time to time in conjunction with a merger or acquisition and authorized Leaves of Absence, including a Maternity or Paternity Leave and any unpaid Leave of Absence taken in accordance with the Family and Medical Leave Act. All periods of employment required to be recognized under the Plan (whether or not consecutive) will be aggregated on the basis of days, and a Member will be entitled to a full month of service for each 30 days of employment (and a full year of service for each 365 days of employment). Any period of concurrent employment with the two or more Employers will be considered as employment with only one of them during such period, and termination of employment with an Employer will not interrupt his service for purposes of the Plan if, concurrently with or immediately after such termination, he is employed by another Employer.

         (c) In calculating a Member's Continuous Service for purposes of determining the nonforfeitability of the Member's Accounts, a Member shall be deemed to have earned Continuous Service equal to the number of calendar months (or fraction thereof) that the Member was absent from employment with an Employer or Controlled Group Member due to Military Leave.

1.15.    CONTROLLED GROUP MEMBER means

         (a) any corporation which is not an Employer but is a member of a controlled group of corporations (within the meaning of Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(C)) of which the Company is a member (within the meaning of Code section 414(b));

         (b) an unincorporated trade or business that is under common control with an Employer (within the meaning of Code section 414(c));

         (c) a member of an affiliated service group of which an Employer is a member (within the meaning of Code section 414(m)); and

         (d) any other entity required to be aggregated with an Employer under Code section 414(o).

         Further, Ashland, Inc. (formerly Ashland Oil, Inc.) and its 50% or more affiliates shall be considered Controlled Group Members.


                                      I-5
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                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


1.16. DISABILITY or DISABLED means a physical or mental condition at any age which results in a Member no longer being capable of performing the duties assigned to him by his Employer as determined by the Plan Administrator in its sole discretion, after consideration of such evidence as it may require, which may include the determination of a qualified physician selected by the Plan Administrator. The determination of Disability shall be made in a uniform and nondiscriminatory manner applied to all affected Members under similar circumstances.

1.17. EFFECTIVE DATE means August 1, 1995, which unless otherwise provided, is the date as of which the provisions of the Plan, as amended and restated herein, are effective. The Plan was originally effective July 25, 1988.

1.18. EMPLOYEE means an individual who is employed by the Company as a common law employee, including (i) a United States citizen who is employed by (A) a foreign subsidiary (as defined in Code section 3121(1)(8)) of a domestic corporation which is the subject of an agreement entered into by such domestic corporation under Code section 3121(1) as to whom contributions under a funded plan of deferred compensation are not provided by any entity other than such domestic corporation with respect to the remuneration paid to such United States citizen by such foreign subsidiary, or (B) a domestic subsidiary (as defined in Code section 407(a)(2)(A)) of a domestic subsidiary as to whom contributions under a funded plan of deferred compensation are not provided by any entity other than such domestic subsidiary with respect to the remuneration paid to such United States citizen by such domestic subsidiary, and (ii) any Employee who is temporarily employed by an Employer that has not adopted the Plan may be deemed an Employee by the Company during such temporary employment under rules uniformly applied on a nondiscriminatory basis, but excluding any person who is employed by the Company as a common law employee and:

         (a) whose employment is subject to the terms and conditions of a collective bargaining unit agreement negotiated in good faith between the Company and a representative of such collective bargaining unit, unless such agreement provides for participation by such common law employees in this Plan,

         (b) who is a non-resident alien and who receives no earned income (within the meaning of Code section 911(b)) which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) from the Company or other Employer,


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                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         (c) who is compensated on an hourly rate or other rate basis if such employee is not included in an eligible payroll classification code designated by the Company as set forth in Schedule I as a supplement to the Plan; and

         (d)   who is a Leased Employee.

1.19. EMPLOYER means the Company and any subsidiary or affiliate that has adopted the Plan, with the consent of the Company, including (to the extent applicable in the context) any successor or predecessor entity of such subsidiary or affiliate. The Company and such adopting subsidiary or affiliate are referred to herein collectively as the Employers and sometimes individually as an Employer. A "subsidiary" of the Company is any corporation more than 50 percent of the voting stock of which is owned, directly, or indirectly, by the Company. An "affiliate" of the Company is any corporation more than 50 percent of the voting stock of which is owned, directly, or indirectly, by the owner or owners of more than 50 percent of the voting stock of the Company.

1.20. ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any reference to a specific provision of ERISA shall mean both that provision and any subsequent legislation which modifies, amends or supersedes that provision.

1.21. FAMILY MEMBER means a member of the family of a five-percent or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation from the Company during the Plan Year or the preceding Plan Year. For purposes of this Plan section, the term "family" means, with respect to any Employee or former Employee, such Employee's Spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants. Except as otherwise specified in regulations, a Family Member is not considered to be an Employee separate from the Employee whose status under this Plan causes the individual to be a Family Member. This definition shall have no effect with respect to Plan Years beginning after December 31, 1996.

1.22. HIGHLY COMPENSATED EMPLOYEE shall mean, for Plan Years beginning after December 31, 1986, those employees who are determined to be highly compensated under one of the methods set forth in subsection (a) or (b) below. The Plan Administrator has the discretion to elect the method for making such determination in any Plan Year and may change the method for any Plan Year.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

         (a) Highly Compensated Employee means an employee who, during the current or immediately preceding Plan Year,

               (1) was at any time a five-percent owner (as defined in Code section 416(i)(1)(A)(iii));

               (2) received Earnings from the Employer or a nonparticipating Controlled Group Member in excess of $75,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code section 415(d)) during that Plan Year;

               (3) received Earnings from the Employer or a nonparticipating Controlled Group Member in excess of $50,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code section 415(d)) during that Plan Year and was in the top 20 percent of the Employees in Earnings during that Plan Year; or

               (4) was at any time an officer of the Employer or a nonparticipating Controlled Group Member and received during that Plan Year Earnings that exceeded 50 percent of the dollar amount in effect under Code section 415(b)(1)(A).

         For purposes of this section, at least one officer of the Employer or a nonparticipating Controlled Group Member must be treated as a Highly Compensated Employee, regardless of Earnings. If at least three officers meet the Earnings figure, no more than 10 percent of the Employees may be treated as such an officer. In no event may the Plan treat more than 50 Employees as such officers. For purposes of this section, Earnings will be determined without regard to Code sections 125, 402(e)(3), 402(h)(1)(B), and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Code section 403(b). The determinations made under this section must be made in conformity with the rules in Code section 414(q) and the related Treasury regulations. According to Code section 414(q)(6)(A)(ii) and for purposes of applying the limitations under this Plan, any Earnings paid to a Family Member (and any applicable contribution or benefits on

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         behalf of such individual) must be treated as if it were paid to (or on behalf of) the relevant Highly Compensated Employee for that Plan Year. If an Employee is not described in (2), (3) or (4) for the preceding year, he shall not be treated as described in (2), (3) or (4) for the current year unless he is a member of the group consisting of the 100 Employees of the Employer and nonparticipating Controlled Group Members paid the greatest Earnings during the current year.

         (b) Alternatively, Highly Compensated Employee means an Employee who, during the current Plan Year only, met any of the criteria of paragraphs (1) through (4) of subsection (a). Determination of Highly Compensated Employees under this subsection may be made, at the Plan Administrator's discretion, on the basis of

               (1) all "Workers" of the Employer and nonparticipating Controlled Group Members for the Plan Year being tested; or

               (2) all Workers of the Employer and nonparticipating Controlled Group Members as of a "Snapshot Day." For purposes of identifying Highly Compensated Employees for the Actual Deferral Percentage or Actual Contribution Percentage tests, the Company must, in addition to those Employees who are Highly Compensated Employees on the Snapshot Day, treat as a Highly Compensated Employee any Worker for the Plan Year who

                     (A) terminated employment prior to the Snapshot Day and was a Highly Compensated Employee in the prior year;

                     (B) terminated employment prior to the Snapshot Day and (i)
               was a five-percent owner; (ii) had Earnings for the Plan Year greater than or equal to the projected Earnings of any Worker who is treated as a Highly Compensated Employee on the Snapshot Day (except for Workers who are Highly Compensated Employees solely because they are officers or five-percent owners) or (iii) was an officer and had Earnings greater than or equal to the projected Earnings of any other officer who is treated as a Highly Compensated Employee solely because he is an officer; or

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                     (C) becomes employed subsequent to the Snapshot Day and (i)
               is a five-percent owner, (ii) has Earnings for the Plan Year greater than or equal to the projected Earnings of a Worker who is treated as a Highly Compensated Employee on the Snapshot Day (except for Workers who are Highly Compensated Employees solely because they are officers or five-percent owners) or (iii) is an officer and has Earnings greater than or equal to the projected Earnings of any other officer who is treated as a Highly Compensated Employee solely because he is an officer.

                (3) The following definitions apply solely for purposes of this subsection:

                     (A) "Snapshot Day" refers to a single day during the Plan Year that is reasonably representative of the workforce of the Employer and nonparticipating Controlled Group Members. The Snapshot Day must be consistent from Plan Year to Plan Year.

                     (B) "Worker"  refers to an individual who renders  personal services to or through the Employer or any of the nonparticipating Controlled Group Members and who is subject to the control of the Employer or any of the nonparticipating Controlled Group Members.

         For purposes of this  definition,  Earnings is defined in  Supplement A section 1.05.

         (c) Notwithstanding the foregoing, effective January 1, 1997, Highly Compensated Employee means:

               (1) a common law employee of a Controlled Group Member who was at any time during the Plan Year or the preceding Plan Year a five percent owner (as defined in Code section 416(i)(1)); or

               (2) a common law employee of a Controlled Group Member who received compensation, as determined under Code section 414(q)(7), of $80,000 (as

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


          adjusted from time to time to reflect changes in the cost of living in accordance with the Code and applicable regulations) for the preceding Plan Year and, at the discretion of the Plan Administrator, was during such preceding Plan Year among the top 20 percent of all employees of Controlled Group Members in compensation.

1.23. HOUR OF SERVICE means each hour (without duplication) for which an Employee is directly or indirectly paid (or entitled to payment) by an Employer (or Controlled Group Member) for the performance of duties and for reasons other than the performance of duties (but no more than 501 hours for any single continuous period during which no duties are performed), including each hour for which back pay, irrespective of mitigation of damages has been either awarded or agreed to by the Employer, determined and credited in accordance with Department of Labor Reg. Sec.
2530.200b-2.

1.24. INVESTMENT FUND or INVESTMENT FUNDS means the one or more investment media established and maintained in accordance with the terms of the Plan and the Trust among which Members may, at their direction, invest contributions made to their Accounts.

1.25. LEASED EMPLOYEE means any person who is not otherwise an Employee and who, pursuant to an agreement between the Company and any other person (a "leasing organization"), has performed services for the Company, or for the Company and related persons (determined in accordance with Code section 414(n)(6)), on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the Company. Effective January 1, 1997, the words ", and such services are of a type historically performed by Employees in the business field of the Company" at the end of the preceding sentence shall no longer be effective.

1.26. LEAVE OF ABSENCE means an absence from work which is not treated by the Company as a termination of employment or which is required by law to be treated as a Leave of Absence. Leaves of Absence will be granted under Company rules applied uniformly to all Employees similarly situated.

1.27. MATCHING CONTRIBUTION means an amount contributed to the Plan for a Plan Year by the Company with respect to that portion of a Member's Contribution made during the Plan Year which is treated as a Basic Contribution and allocable

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


to the appropriate Accounts of Members who made Member Contributions during that year.

1.28. MATERNITY AND PATERNITY ABSENCE means an Employee's absence from work because of the pregnancy of the Employee or birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for the child immediately following such birth or placement. The Company may require the Employee to furnish such information as the Company considers necessary to establish that the Employee's absence was for one of the reasons specified above.

1.29. MEMBER means an Employee who is entitled to participate in the Plan by satisfying the terms and conditions set forth herein.

1.30.   MEMBER   CONTRIBUTION   means,   collectively,   a  Member's   After-Tax
Contributions and Pre-Tax Contributions made to the Plan for a Plan Year pursuant to a salary reduction election as described at Plan section 3.02.

1.31. MILITARY LEAVE means the performance of duty on a voluntary or involuntary basis in a Uniformed Service under competent authority and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, a period for which a person is absent from a position of employment for the purpose of an examination to determine the fitness of the person to perform such duty, and any other absence qualifying as "service in the uniformed services" within the meaning of USERRA. Notwithstanding the foregoing, Military Leave does not include service in a Uniformed Service that terminates as a result of separation of the Member from such Uniformed Service under other than honorable conditions, as set forth in USERRA.

1.32. PERIOD OF SEVERANCE means, effective August 1, 1996, the period beginning on a Member's Severance from Service Date and ending on the date he or she returns to the service of an Employer or Controlled Group Member as an employee and completes an Hour of Service for the performance of duties.

1.33. PERSONNEL AND COMPENSATION COMMITTEE means the Personnel and Compensation Committee of the Board.

1.34. PLAN means the Ashland Coal, Inc. Employee Thrift Plan, as amended from time to time.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

1.35. PLAN ADMINISTRATOR means, effective August 1, 1996, the person or entity appointed from time to time by the Personnel and Compensation Committee, currently the Company's Vice President Human Resources, to administer the Plan.

1.36.    PLAN YEAR means the calendar year.

1.37. PRE-TAX CONTRIBUTIONS means that portion of a Member Contribution designated by a Member in accordance with Plan section 3.01 as not subject to federal or state income taxes and allocable to an Account maintained on his behalf with respect to such contributions.

1.38. QUALIFIED COMPANY CONTRIBUTION means a contribution made by the Company for purposes satisfying the annual limitations on the amount of Pre-Tax Contributions and Matching Contributions that may be credited to the Accounts of Members and shall be treated for all other purposes of the Plan as Pre-Tax Contributions.

1.39. QUALIFIED DOMESTIC RELATIONS ORDER means a judgment, decree, order, or approval of a property settlement agreement that is issued pursuant to a state domestic relations or community property law that relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee and that satisfies the requirements of Code section 414(p).

1.40. REQUIRED COMMENCEMENT DATE means the April 1st of the calendar year next following the calendar year in which a Member attains age 70 1/2. Effective January 1, 1997, a Member's distribution generally must be made or commenced on or before April 1 of the calendar year following the later of (i) the calendar year in which he or she separate from service; or (ii) the calendar year in which he or she attains age 70 1/2. Notwithstanding the preceding, the entire interest of a Member, who is a five percent owner (as defined in Code section 416(i)(1)), of any Controlled Group Member, must be made or commenced not later than April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2.

1.41.  ROLLOVER  CONTRIBUTIONS  means a  transfer  of assets  from a  qualifying
retirement  plan  in  accordance  with  Code  sections  402(c),   403(a)(4)  and
408(d)(3).

1.42. SETTLEMENT DATE means the date on which a Member's employment with the Company terminates for any reason.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


1.43. SEVERANCE FROM SERVICE DATE means, effective August 1, 1996, the earlier of the dates an employee

         (a)   quits, retires, is discharged, or dies, or

         (b) the first anniversary of the date an employee remains absent from service (with or without Compensation) from the Company or a Controlled Group Member for any reason other than quitting, retirement, discharge or death, such as vacation, sickness, disability, leave of absence or layoff.

1.44. SPOUSE or SURVIVING SPOUSE means the person to whom a Member is legally married on the date as of which his benefit payments are to commence or, in the case of a Member who dies before his benefit payments commence, the person to whom he is married on the date of his death. To the extent provided in any Qualified Domestic Relations Order, a former spouse will be treated as the Member's Spouse or Surviving Spouse for purposes of any survivor annuity requirements which may apply under the Plan.

1.45. SUPPLEMENTAL CONTRIBUTION means the amount of your Member Contribution that is not treated as a Basic Contribution.

1.46. TRUST means the legal entity established pursuant to the terms of an agreement between the Company and the Trustee which receives contributions, and holds, invests, and disburses funds to or for the benefit of Members and their Beneficiaries.

1.47. TRUST FUND means the fund or funds established pursuant to the terms of the Trust to receive and invest contributions under the Plan and from which benefits are paid.

1.48. TRUSTEE means the one or more individuals or qualified corporations appointed to administer the Trust Fund pursuant to the terms of the Trust.

1.49. UNIFORMED SERVICE means the Armed Forces; the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty; the commissioned corps of the Public Health Service; and any other category of persons designated by the President of the United States in time of war or emergency.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


1.50. USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994.

1.51. VALUATION DATE means the close of each business day of a securities market (regulated by federal or state securities laws) during which assets held for investment in the Trust Fund may be traded and any other date designated as such as the Company considers necessary or desirable.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                   ARTICLE II
                                  PARTICIPATION


2.01.    CONDITIONS OF PARTICIPATION

         Subject to the conditions and limitations of the Plan, each Employee of the Company who is a Member in the Plan immediately preceding the Effective Date will continue as a Member on and after that date. Beginning on the Effective Date, each other Employee may become a Member as of the first day of the month coincident with or next following the date on which he completes six months of Continuous Service and may commence participation in the Plan beginning with the first administratively practicable payroll period following the date on which he enrolls in the Plan in the manner specified in Plan section 2.02.

2.02.    ENROLLMENT IN PLAN

         An Employee or Member who satisfies the conditions of Plan section 2.01 and desires to make Member Contributions to the Plan on or after the Effective Date must complete all enrollment and election forms as may be required by the Company and return them to the Company by the date specified by the Company in order to make Member Contributions to the Plan. If an Employee has been notified that he is eligible to participate and fails to return the enrollment and election forms, he will be deemed to have waived his right to make Member Contributions under the Plan for the Plan Year or period to which such forms relate. The Employee shall be reserved the right to enroll at a later date and an Employee or Member may waive participation in the Plan in a manner acceptable to the Company. Prior to or concurrently with the solicitation of enrollment of any Employee, the Employee shall be given a current prospectus meeting the requirements of the Securities Act of 1933, as amended, and the regulations promulgated thereunder and all other documents required to be delivered with such prospectus by applicable law.

2.03.    LEAVES OF ABSENCE

          Subject to such rules as may be announced by the Plan Administrator from time to time and applied on a uniform and nondiscriminatory basis to similarly-situated individuals, a Leave of Absence will not interrupt a Member's participation in the Plan.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


2.04.    LEASED EMPLOYEES

         A Leased Employee shall not be eligible to participate in the Plan; provided, however, that if a Leased Employee should later become an Employee of the Company, the period during which a Leased Employee performs services for the Company shall be taken into account for purposes of Plan section 2.01, unless
(i) such Leased Employee is participating in a money purchase pension plan maintained by a leasing organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation (as defined under Code section 414(n)(5)(C)), immediate participation and full and immediate vesting for all persons employed by the leasing organization, and (ii) Leased Employees do not constitute more than 20 percent of the Company's non-Highly Compensated Employee workforce.

2.05.    NOTICE OF PARTICIPATION

         The Company will notify each Employee of the date on which he is eligible to become a Member in the Plan and the Company will furnish him with a copy of a summary plan description. The Company will also furnish each Beneficiary receiving benefits under the Plan with a copy of a summary plan description.

2.06.    CHANGE IN STATUS

         If a Member has a change in employment status and is no longer eligible to participate in the Plan, he will be eligible to participate in the Plan immediately upon returning to an eligible class of Employees and may begin making Member Contributions immediately upon returning to an eligible class of Employees as of the first administratively practicable payroll period beginning on or after the date on which he returns to such eligible class. If a Member has a change in employment status and such change results in his or her being eligible to participate in a qualified plan maintained by a Controlled Group Member or Ashland, Inc. (formerly Ashland Oil, Inc.) and its affiliates, such Member may elect to transfer the vested balances of each of his or her Accounts, in their entirety, to such other plan in accordance with the procedures established by the Plan Administrator and the sponsor of the transferee plan.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


2.07.    RESUMPTION OF PARTICIPATION

         If a Member who has a Severance from Service Date is subsequently reemployed by an Employer, he or she shall again become a Member as of the first administratively practicable payroll period beginning with or immediately following his or her date of rehire. If an Employee who is not participating in the Plan has a Severance from Service Date and is subsequently reemployed by an Employer, his or her eligibility to participate in the Plan shall be determined in accordance with Plan section 2.01, and he or she shall become a Member as of the first administratively practicable payroll period beginning with or immediately following his or her date of rehire if he or she had met the requirements of Plan section 2.01 prior to his or her Severance from Service Date. If an Employee who is not eligible to participate in the Plan has a Severance from Service Date and is subsequently reemployed by an Employer, his or her eligibility to participate in the Plan shall be determined in accordance with Plan section 2.01. Continuous Service accrued prior to a Severance from Service Date by an employee who was not a Member shall be disregarded for purposes of Plan section 2.01 only if his or her number of consecutive one year Periods of Severance occurring after his or her Severance from Service Date equal or exceed the greater of (i) five, or (ii) his or her years of Continuous Service prior to his termination.

2.08.    PARTICIPATION FOR PURPOSES OF ROLLOVER CONTRIBUTION ONLY

         Notwithstanding anything herein to the contrary, an Employee shall become a Member as of the date a Rollover Contribution is accepted by the Plan Administrator; provided, however, that such Employee shall be a Member only for purposes of such Rollover Contribution and shall not be eligible to receive an allocation under Plan section 6.04 or to make Member Contributions under Plan section 3.01 until such time as the Employee otherwise satisfies the requirements of this Plan article II.

2.09.    REEMPLOYMENT FOLLOWING MILITARY LEAVE

         A Member who is reemployed by an Employer or a Controlled Group Member after an absence from employment due to Military Leave and whose reemployment satisfies the conditions required under USERRA shall be treated as not having incurred a Period of Severance as a result of a period or periods of Military Leave.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                   ARTICLE III
                              MEMBER CONTRIBUTIONS



3.01.    TAX DEFERRED AND AFTER-TAX CONTRIBUTIONS


         Subject to the conditions and limitations of the Plan, a Member may elect, in the manner specified by the Plan Administrator, to make Member Contributions as follows:

         (a) First, each Member may elect to contribute an aggregate amount of not less than one percent and not more than 16 percent of his Compensation as his Member Contribution for the Plan Year; and

         (b) Next, each Member shall designate (subject to the limitation imposed under Plan section 3.06(b)) the amount of his Member Contribution that is to be treated as a Pre-Tax Contribution and the remainder of his Member Contribution shall be treated as an After-Tax Contribution; and

         (c) Next, the Plan  Administrator  shall separate each Member's Pre-Tax
Contribution   and  After-Tax   Contribution   into  Basic   Contributions   and
Supplemental Contributions as follows:

               (1) by first treating his Pre-Tax Contribution, not in excess of six percent of his Compensation, as a Basic Contribution (which may constitute his entire Pre-Tax Contribution); and then

               (2) to the extent that a Member's Pre-Tax Contribution is less than six percent of such Member's Compensation, by treating his After-Tax Contribution (if any), not in excess of six percent of his Compensation minus the amount determined under (1) above, as a Basic Contribution; and then

               (3) to the extent that a Member has elected to make a total Member Contribution in excess of six percent (but not in excess of 16 percent) of his Compensation, by treating that portion of such


                                       III-1

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         Member's Pre-Tax Contribution and After-Tax Contribution which is not treated as a Basic Contribution (under either subparagraph (1) or (2) above) as a Supplemental Contribution.

Member Contributions separated pursuant to this Plan section 3.01 shall retain their character as Basic Contributions or Supplemental Contributions for all purposes under the Plan. Pre-Tax Contributions and After-Tax Contributions made under this Article III shall be fully vested and nonforfeitable at all times.

3.02.    METHOD OF ELECTION

         Subject to applicable conditions and limitations set forth in Supplements to the Plan, each election, including any election to suspend, revoke or modify a previous election, shall (i) be made in such manner and at such time as may be established from time to time by the Plan Administrator,
(ii) constitute a salary reduction agreement between the Member and the Company to reduce the Member's Compensation, and (iii) be effective only in accordance with such rules as shall be established from time to time by the Plan Administrator.

3.03    CONTINUATION, VARIATION, DISCONTINUANCE AND RESUMPTION OF
         MEMBER CONTRIBUTIONS

         Subject to applicable conditions and limitations set forth in Supplements to the Plan, an election to make Member Contributions pursuant to Plan section 3.01 shall remain in effect for succeeding Plan Years, unless otherwise varied or discontinued as provided under this Plan section 3.03. A Member may elect, at such times and in such manner as shall be established by the Plan Administrator:

         (a) to change his contribution rate (but not retroactively) during the Plan Year; or

         (b)   to resume (or commence) making contributions.

A Member shall at all times have the right to revoke an election made pursuant to this Plan article III in its entirety with respect to amounts not yet earned, effective as of the first day of the first administratively practicable pay period following the notification in a manner specified by the Company or its designated representative of such revocation. Following such revocation, no further contributions shall be permitted until a new agreement is made in accordance with Plan section 3.02.


                                       III-2

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


3.04.    DEDUCTION OR PAYMENT OF MEMBER CONTRIBUTIONS

         Member Contributions may be made by regular payroll deduction or in any other way approved by the Company. Member Contributions will be paid by the Company to the Trustee as soon as administratively practicable after the date on which such contributions are made, but in no event later than the fifteenth business day of the month following the month in which the Member Contributions in question are received by the Company.

3.05.    LIMITATIONS ON AFTER-TAX CONTRIBUTION

         After-Tax Contributions made by Highly Compensated Employees shall be subject to the contribution limitations and other conditions that apply to Matching Contributions as set forth at Plan section 4.03.

3.06.    LIMITATIONS ON PRE-TAX CONTRIBUTIONS

         A Member's election made pursuant to Plan section 3.01 may not result in Pre-Tax Contributions which exceed the limitations prescribed below:

         (a)   Percentage Limitation.  The Actual Deferral
Percentage of any Highly Compensated Employee for any Plan Year shall not exceed the greater of:

               (1) the Actual Deferral Percentage of all other eligible Employees for such Plan Year (or, effective January 1, 1997, January 1, 1998, or any subsequent Plan Year, as and if elected by the Plan Administrator, for the preceding Plan Year) multiplied by 1.25; or

               (2) the Actual Deferral Percentage of all other eligible Employees for such Plan Year (or, effective January 1, 1997, January 1, 1998, or any subsequent Plan Year, as and if elected by the Plan Administrator, for the preceding Plan Year) multiplied by 2.0; provided that the Actual Deferral Percentage of the Highly Compensated Employees does not exceed that of all other eligible Employees by more than two percentage points.

         (b) Dollar Limitation. A Member may not make a Pre-Tax Contribution election that would result in the Member's Aggregate Elective Deferrals for any calendar year to exceed the dollar limitation imposed under Code section 402(g). The Member may notify the Company in writing on or before


                                       III-3

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


April 15 next following the close of the calendar year of the Member's election to have all or a portion of his excess Aggregate Elective Deferrals assigned to this Plan and distributed in accordance with the terms of this Plan. Any such assignment must be accompanied by the Member's written statement that if such amounts are not distributed, the Member's Aggregate Elective Deferrals will exceed the limit imposed by Code section 402(g) for the taxable year in which such deferrals occurred.

         (c) Compliance Measures. From time to time, the Plan Administrator shall determine from the elections then on file whether the limitations of this Plan section 3.06 will be satisfied and, to the extent necessary to ensure compliance with such limitations, may reduce the applicable percentages of Compensation withheld, or to be withheld, from Employees. If the Pre-Tax Contributions of a Highly Compensated Employee exceed (or are expected to exceed, as determined by the Plan Administrator) such limitations for the applicable year, the Plan Administrator, in its sole discretion and without regard to any other provision of the Plan, shall take the necessary remedial action, as described below, to satisfy such limitations:

               (1)   Excess Actual Deferral Percentage.  If a Highly
         Compensated   Employee's   Actual  Deferral   Percentage   exceeds  the
         percentage limitation described in subsection (a) above for that year:

                     (A) The Plan  Administrator  may  prospectively  adjust the
               Pre-Tax Contributions elections of Members who are Highly Compensated Employees on a uniform and nondiscriminatory basis to the extent necessary to satisfy such percentage limitation.

                     (B) The  Plan  Administrator  may  direct  the  Trustee  to distribute to each Member who is a Highly Compensated Employee that portion of his Pre-Tax Contributions which may not be credited to his Account because of such limitation for that year within two and one half months after the end of that Plan Year (but in no event later than the close of the next following Plan
               Year).  Such amount shall be distributed in accordance  with Code section 401(k)(8). First, the dollar amount of excess contributions for each affected Highly Compensated Employee shall be calculated in accordance with Code section 401(k)(8)(B) and Treasury Regulation section 1.401(k)-(1)(f)(2). Second, all of the amounts calculated under the first step shall be summed to

                                      III-4

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

               determine the total excess contributions. Third, the Pre-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions shall be reduced by the amount necessary to reduce that Highly Compensated Employee's Pre-Tax Contributions to an amount equal to the dollar amount of the Pre-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions. This amount shall be distributed to the Highly Compensated Employee with the highest dollar amount. If a smaller amount, when added to the total dollar amount distributed under the third step, would equal the total excess contributions, the smaller amount shall be distributed. If the total amount distributed through this process is less than the total excess contributions, the third step is repeated.

                     (C) The Company may make a Qualified  Company  Contribution allocable to the Accounts of Members who are non-Highly Compensated Employees for that year in an amount necessary to satisfy such limitation.

               (2) Excess Aggregate Elective Deferrals. If a Member's Aggregate Elective Deferrals with respect to any calendar year exceed the dollar limitation described in subsection (b) above or Plan section 3.01 for that year, the Plan Administrator may:

                     (A) prospectively reduce the Pre-Tax Contribution elections made by such Member to the extent necessary to satisfy such dollar limitation; or

                     (B) direct the Trustee to  distribute  that portion of such
               Member's Pre-Tax Contributions (and the income or loss allocable thereto) which may not be credited to his Account because of such limitation for that year to such Member by April 15 next following the end of the calendar year with respect to which such limitation applies.

         (d) Allocable Income or Loss. Pre-Tax Contributions in excess of the limitations of this Plan section 3.06 that are to be distributed to the Member (pursuant to subparagraph (c)(1)(B) or (c)(2)(B) above) shall be adjusted for any income or loss for the taxable year of the Member immediately preceding the date


                                       III-5

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


of distribution (which excludes the period between the end of such taxable year and the date of distribution (the "gap period")). The income or loss allocable to such excess contributions for any year may be computed under any reasonable method, provided that the method is used consistently for all Members and for all corrective distributions under the Plan for the year and such method satisfies the requirements of Code section 401(a)(4). The income or loss allocable to such excess contributions shall be deemed to be allocated under a reasonable method if such allocable income or loss is determined by multiplying the income or loss allocable to the Member's Account attributable to Pre-Tax Contributions for the taxable year by a fraction, the numerator of which is such Member's excess Pre-Tax Contributions for the year and the denominator of which is the sum of (1) such Account as of the beginning of the Plan Year, plus (2) such Pre-Tax Contributions made for the year.

         (e) The Actual Deferral Percentage for any Member who is a Highly Compensated Employee for the Plan Year and who participates in two or more arrangements described in Code section 401(k) that are maintained by a Controlled Group Member, shall be determined as if all Pre-Tax Contributions and Qualified Company Contributions allocated to his Account are made under a single arrangement. If a Highly Compensated Employee participates in two or more arrangements described in Code section 401(k) that are maintained by a Controlled Group Member and that have different plan years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k).

         (f) In the event  that this Plan  satisfies  the  requirements  of Code section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Members as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year.

         (g) Notwithstanding any other provisions of this Plan, excess Pre-Tax Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Members to whose Account such excess Pre-Tax Contributions were allocated for the preceding Plan Year. Such distribution shall be made to Highly Compensated Employees on the basis of the respective portions of the excess Pre-Tax Contributions attributable to


                                       III-6

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

each such Employees. To the extent required by law, excess Pre-Tax Contributions of Members who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Pre-Tax Contributions (and amounts treated as Pre-Tax Contributions) of each Family Member that is combined to determine the combined Actual Deferral Percentage. If such excess Pre-Tax Contributions are distributed more than two and a half months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed on the sponsoring company with respect to such amounts.

3.07.    MULTIPLE USE OF ALTERNATIVE ADP AND ACP LIMITATIONS

          The Plan Administrator will test the Plan for multiple use of the alternative limitation (as defined below) and will correct any multiple use of the alternative limitation through the reduction of contributions as set forth below. The "alternative limitation" is the limit stipulated in Plan subparagraphs 3.06(a)(2) and 4.03(a)(2) under which contributions by or for Highly Compensated Employees may not be more than twice, nor exceed by more than two percentage points, the contributions by or for Members who are non-Highly Compensated Employees. To test for multiple use, notwithstanding the provisions of Plan subsections 3.06 and 4.03 of the Plan, the limitations of Plan section
3.06 (as applied to Members' Pre-Tax Contributions and Qualified Company Contributions, if any) and Plan section 4.03 as applied to Matching Contributions and After-Tax Contributions, can both be satisfied with the alternative limitation of subparagraphs 3.06(a)(2) and 4.03(a)(2), respectively, only if the combined deferral percentage (as defined below) for the Highly Compensated Employees does not exceed the aggregate deferral limit (as defined below). For purposes of this Plan section 3.07, the "combined deferral percentage" for Highly Compensated Employees means the sum of the Actual Deferral Percentages and the Actual Contribution Percentages of the entire group of eligible Highly Compensated Employees. For purposes of this Plan section 3.07, the "aggregate deferral limit" means the sum of: (i) 125 percent of the greater of the Actual Deferral Percentage of the non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage of non-Highly Compensated Employees under the Plan subject to Code section 401(m) for the Plan Year beginning with or within the Plan Year, and (ii) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage and the Average Contribution Percentage. In the event that the combined deferral percentage for Highly Compensated Employees exceeds the aggregate limit above and the limitations of Plan subsection 3.06(a) and 4.03(a) can only be satisfied with the alternative limitation under Plan subparagraphs 3.06(a)(2) and 4.03(a)(2), respectively,



                                       III-7

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

then Matching Contributions and After-Tax Contributions for the group of Highly Compensated Employees shall be reduced in the same manner as they are reduced in Plan subsection 4.03(b)(1) until either the combined deferral percentage does not exceed the aggregate deferral limit or until the limitation of Plan subparagraph 3.06(a)(1) or 4.03(a)(1) is satisfied. In the event such reductions do not bring the Plan into compliance with the aggregate deferral limit or unless the limitation of Plan subparagraph 3.06(a)(1) or 4.03(a)(1) is satisfied, then the Pre-Tax Contribution for the group of Highly Compensated Employees also shall be reduced in the same manner as they are reduced in Plan subsection 3.06(c)(1)(B) until either the combined deferral percentage does not exceed the aggregate deferral limit or until the limitation of either Plan subparagraph 3.06(a)(1) or 4.03(a)(1) is satisfied.

3.08.    USERRA CONTRIBUTIONS

         (a) Restoration Contributions. If a Member's reemployment satisfies the provisions of USERRA, his or her Employer prior to such Military Leave shall contribute an amount to the Plan equal to the amount such Employer would have contributed on behalf of the Member had the Member not incurred Military Leave and had the Member's Pre-Tax Restoration Contributions actually been made during the period of Military Leave to which such contributions relate. Earnings and forfeitures shall not be considered in determining such Employer's obligation under this Plan section.

         (b) Pre-Tax Restoration Contributions. Pre-Tax Restoration Contributions are contributions made to the Plan by an Employer, at the election of a Member in lieu of cash Compensation and pursuant to a salary reduction agreement or other mechanism. A Member's Pre-Tax Restoration Contributions shall not exceed the amount of Compensation that the Member could have deferred under the Plan during his or her Military Leave had the Member remained employed by such Employer during his or her Military Leave. For purposes of determining the maximum amount of an affected Member's Pre-Tax Restoration Contributions, the Member shall be treated as having received Compensation equal to either (i) the Compensation the Member would have received during his or her period of Military Leave had the Member not incurred Military Leave, determined based on the rate of pay the Member would have received from his or her Employer but for the absence during Military Leave, or (ii) if the Compensation the Member would have received during the period of Military Leave is not reasonably certain, the Member's average Compensation during the 12-month period immediately preceding the Military Leave (or, if shorter, the period of

                                     III-8

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

employment  immediately  preceding the Military Leave). Such determination shall
be  made  by  the  Plan   Administrator   in   accordance   with   uniform   and
nondiscriminatory procedures uniformly applied to all affected Members.

         (c) Account Restoration. Notwithstanding any provision of the Plan to the contrary and in addition to any other contributions to the Plan, an affected Member may cause Restoration Contributions to be made on his or her behalf only during the Account Restoration Period.

         (d) Account Restoration Period. The duration of an affected Member's Account Restoration Period shall equal the lesser of (i) the product of three and the duration of his or her Military Leave, or (ii) five years. The Account Restoration Period commences on the date the affected Member becomes reemployed by an Employer or a Controlled Group Member following Military Leave.



                                      III-9

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                   ARTICLE IV
                              COMPANY CONTRIBUTIONS


4.01.    AMOUNT OF COMPANY CONTRIBUTIONS


         Subject to the limitations of the Plan, for each Plan Year the Company will contribute Matching Contributions to the Trust Fund from time to time in such amounts as shall be determined by the Company. For purposes of satisfying the limitations set forth at Plan sections 3.06 and 4.03, the Company also may make additional contributions in the form of a Qualified Company Contributions. The Company shall specify the limitation as to which such Qualified Company Contributions will be applied.

4.02.    LIMITATIONS ON MATCHING CONTRIBUTIONS

         Matching  Contributions  made by the Company  pursuant to Plan  section
4.01 for a Plan  Year (i) are  conditioned  on their  deductibility  under  Code section 404, (ii) shall comply with the contribution limitations set forth in Supplement A, (iii) shall not exceed an amount equal to the maximum amount deductible on account thereof by the Company for that year for purposes of federal taxes on income, and (iv) shall be subject to the conditions and limitations set forth at Plan section 4.03.


4.03.    PERCENTAGE LIMITATION ON MATCHING AND AFTER-TAX
         CONTRIBUTIONS

         (a) Application of Percentage Limitation. In no event shall the Average Contribution Percentage for any Plan Year of Highly Compensated Employees exceed the greater of:

               (1) the Average Contribution Percentage of all other Members for such Plan Year (or, effective January 1, 1997, January 1, 1998, or any subsequent Plan Year, as and if elected by the Plan Administrator, for the preceding Plan Year) multiplied by 1.25; or

               (2) the Average Contribution Percentage of all other Members for such Plan Year (or, effective January 1, 1997, January 1, 1998, or any subsequent Plan Year, as and if elected by the Plan Administrator, for the preceding Plan Year) multiplied by 2.0; provided

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         that the Average Contribution Percentage of such Highly Compensated Employees does not exceed that of all other Members by more than two percentage points.

         (b) Compliance Measures. If the Average Contribution Percentage of a Highly Compensated Employee exceeds the percentage limitation described in subsection (a) above for that year, the Company, in its sole discretion and without regard to any other provision of the Plan, shall take the necessary remedial action, as described below, to satisfy such limitation:

               (1) The Plan Administrator may cause the Matching Contributions allocable to the Accounts of Members who are Highly Compensated
         Employees (in the order of their Average Contribution Percentages beginning with the highest percentage) to the extent necessary to satisfy such percentage limitation to be forfeited and use such contributions to reduce Matching Contributions allocable to Members who are non-Highly Compensated Employees.

               (2) The Plan Administrator may direct the Trustee to distribute Excess Aggregate Contributions, first, from the Accounts as to which After-Tax Contributions have been credited, and then, from Accounts as to which Matching Contributions have been credited, to Members who are Highly Compensated Employees (in the order of their Average Contribution Percentages beginning with the highest percentage) within two and one-half months after the end of the Plan Year (but in no event later than the close of the next following Plan Year).

               (3) The Company may make a Qualified Company Contribution on behalf of Members who are non-Highly Compensated Employees for that year in an amount necessary to satisfy such limitation.

         (c) Allocable Income or Loss. Matching Contributions and After-Tax Contributions in excess of the limitation under Plan section 4.03(a) that are to be distributed to the Member (pursuant to subparagraph 4.03(b)(2)) shall be adjusted for any income or loss for the taxable year of the Member immediately preceding the date of distribution (which excludes the period between the end of such taxable year and the date of distribution (the "gap period")). The income or loss allocable to such excess contributions for any year may be computed under

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


any reasonable method, provided that the method is used consistently for all Members and for all corrective distributions under the Plan for the year and such method satisfies the requirements of Code section 401(a)(4). The income or loss allocable to such excess contributions (determined separately for Matching Contributions and After-Tax Contributions) shall be deemed to be allocated under a reasonable method if such allocable income or loss is determined by multiplying the income or loss allocable to the Member's Account attributable to Matching Contributions and After-Tax Contributions, respectively, for the Plan Year by a fraction, the numerator of which is such Member's excess Matching Contributions and After-Tax Contributions, respectively, for the year and the denominator of which is the sum of (1) each such Account as of the beginning of the Plan Year, plus (2) such Matching Contributions and After-Tax Contributions, respectively, made for the year.

4.04.    PAYMENT OF COMPANY CONTRIBUTIONS

         Contributions with respect to which the Company is obligated to make under the Plan for any Plan Year (other than Pre-Tax or After-Tax Contributions) shall be due no later than on the last day of that Plan Year and, if not paid by the end of that year, shall be payable to the Trustee, without interest, no later than the time prescribed by law for filing the Company's federal income tax return for such year, including extensions thereof.

4.05.    VERIFICATION OF COMPANY CONTRIBUTIONS

         If for any reason the Company elects, or is required, to verify the correctness of any amount or calculation relating to its contribution for any Plan Year, the certificate of an independent accountant selected by the Company as to the correctness of any such amount or calculation shall be conclusive on all persons.

4.06.    NO INTEREST IN COMPANY

         The Company shall have no right, title or interest in the Trust Fund, nor shall any part of the Trust Fund revert or be repaid to the Company, directly or indirectly, unless:

         (a) a contribution is made by the Company by mistake of fact, in which event such contribution shall be returned to the Company within one year after payment to the Trustee; or

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         (b)  a  contribution   conditioned  on  the  deductibility  thereof  is
disallowed as an expense for federal income tax purposes, in which event such contribution shall be returned to the Company.

The amount of any contribution that may be returned to the Company as set forth above must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Member's Account balances to be less than the amount of such balances had the contribution not been made under the Plan.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                              ARTICLE V
                       PERIOD OF PARTICIPATION


5.01.    SETTLEMENT DATE


         A Member's Settlement Date will be the date on which his employment with each Employer is terminated for any reason (including a Disability prior to the date on which he is terminated by the Company) and will be the date on which the net credit balances in his Accounts become distributable.

5.02.    RESTRICTED PARTICIPATION

         When payment of all of a Member's vested Account balances is not made at his Settlement Date, the Member or his Beneficiary will be treated as a Member for all purposes of the Plan, except that a Member or his Beneficiary may not enter into a loan pursuant to Plan section 9.06 on or after such date. Participation in the Plan ceases when a Member is no longer an Employee and his entire vested interest in the Plan has been distributed, and participation in the Plan ceases with respect to his Beneficiary when the Member's entire vested interest in the Plan has been distributed to such Beneficiary.

                    Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                   ARTICLE VI
                                   ALLOCATIONS



6.01.    SEPARATE ACCOUNTS


         The Plan Administrator shall cause to be established and maintained one or more separate Accounts in the name of each Member which shall be (i) credited with contributions, transfers, and the income and appreciation attributable to the investments of such Accounts, and (ii) charged with withdrawals, distributions, transfers and the depreciation and losses attributable to the investments of such Accounts, including separate Accounts for Participants who have made After-Tax Contributions, which shall consist of subaccounts to reflect his After-Tax Contributions made prior to January 1, 1987 (and the income, losses, appreciation and depreciation attributable thereto), and to reflect his After-Tax Contributions made after December 31, 1986 (and the income, losses, appreciation and depreciation attributable thereto). After-Tax Contributions shall constitute a separate contract for purposes of Code section 72 (regarding the pro rata allocation of income and loss) which applies under the in-service withdrawal progression of Plan section 9.03. The Company also may maintain such other Accounts in the names of Members or otherwise as it considers advisable. The sum of the balances in the Member's Accounts shall constitute the Member's entire accrued benefit under the Plan.

6.02.    COMPANY CONTRIBUTIONS CONSIDERED MADE ON LAST DAY OF PLAN
6.02.    COMPANY CONTRIBUTIONS CONSIDERED MADE ON LAST DAY OF PLAN
         YEAR

         For purposes of this Plan article VI, Matching Contributions (including Qualified Company Contributions, if any) made by the Company for any Plan Year will be considered to have been made no later than on the last day of that year, regardless of when paid to the Trustee.

6.03.    ALLOCATION OF MEMBER AND ROLLOVER CONTRIBUTIONS

         Member Contributions shall be allocated to the appropriate Member Accounts in accordance with uniform and nondiscriminatory procedures established by the Plan Administrator or his or her delegate. Rollover Contributions shall be allocated to an appropriate Account as soon as administratively practicable.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

6.04.    ALLOCATION OF MATCHING AND QUALIFIED COMPANY CONTRIBUTIONS

         (a) Matching Contributions. Subject to the limitations set forth at Plan section 4.03 and in Supplement A, Matching Contributions shall be allocated in accordance with uniform and nondiscriminatory procedures established by the Plan Administrator or his or her delegate to the appropriate Accounts of Members, pro rata, according to the respective Basic Contributions made during such period.

         (b) Qualified Company Contributions. Qualified Company Contributions made pursuant to Plan section 4.01 shall be allocated as of the last day of the Plan Year among the Accounts of Members who are non-Highly Compensated Employees. A Qualified Company Contribution will be treated as a Pre-Tax Contribution and shall be allocated among Members who are non-Highly Compensated Employees as directed by the Company in a manner appropriate to satisfy the annual limitations on the amount of Pre-Tax Contributions and Matching Contributions that may be credited to the Accounts of Members.

6.05.    CHARGING DISTRIBUTIONS

         All payments or distributions made to a Member or his Beneficiary will be charged to the appropriate Accounts of such Member.

6.06.    ADJUSTMENT OF MEMBERS' ACCOUNTS

         Members' Accounts shall be appropriately credited and charged, as specified at Plan section 6.01, under a "daily valuation" method of accounting (as that term is generally understood and applied in the employee benefits industry). Pursuant to such method of accounting, the value of Members' Accounts will be converted into an appropriate number of units or shares, based on the unit or share value of the one or more Investment Funds in which such Accounts are invested as of a date established by the Company. As of each Valuation Date thereafter, such Accounts are adjusted as follows:

               (1) First, the value of units or shares of each Account shall be adjusted upward or downward to reflect the then current market value of such unit or share as of such Valuation Date;

               (2) Next, the Accounts to which contributions (including Rollover Contributions) and loan repayments are to be allocated shall be credited with the appropriate number of units or shares, based on the

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         then current market value of such units or shares, which equals the allocable amount of such contributions;

               (3) Next, the Accounts from which distributions, withdrawals, loans and other proper payments were made since the immediately preceding Valuation Date shall be charged with the appropriate number of units or shares, based on the then current market value of such units or shares, which equals the amount of such distributions, withdrawals and other proper payments and expenses; and

               (4) Finally, each Account shall be appropriately charged and credited with the appropriate number of units or shares, based on the then current market value of such units or shares, which equals the amount of transfers, if any, of balances made between Investment Funds since the immediately preceding Valuation Date.

The market value of each Investment Fund as of any Valuation Date means the then net worth of the Investment Fund (that is, the fair market value of all of the assets held in such fund, less liabilities, if any, without regard to any liabilities to persons entitled to benefits under the Plan as of that date) as determined under the prospectus of the Investment Fund. The Plan Administrator may implement other appropriate accounting measures that it considers necessary to effect the daily valuation method of accounting.

6.07.    ROLLOVERS AND TRANSFERS FROM OTHER PLANS

         Subject to the approval of the Company, and in accordance with such rules as the Plan Administrator may establish from time to time, Rollover Contributions and direct transfers of a Member's vested accrued benefit under another plan which meets the requirements of Code section 401(a) may be contributed or transferred to the Plan. Such contributions or transfers shall be in cash or such other form as may be acceptable to the Plan Administrator and the Trustee and will be credited to an Account or Accounts established in the name of such Member. Amounts received by the Trustee for a Member in accordance with the preceding sentence shall be adjusted from time to time in accordance with Plan section 6.06. As required by law, transfers which do not constitute Rollover Contributions shall remain subject to or free from any condition or limitation to which such accrued benefit was subject before transfer and/or free from any restriction of the Plan as to which such accrued benefit was not subject before transfer.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


6.08.    STATEMENT OF ACCOUNT

         The Plan Administrator will furnish Members (or Beneficiaries) with statements reflecting the condition of the Accounts maintained on their behalf in the Trust Fund as soon as practicable after the last day of each Plan Year and at such other times as the Plan Administrator may deem necessary and administratively practicable. No Member, except one authorized by the Company, shall have the right to inspect the records reflecting the Accounts of any other Member.
                                      VI-4

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                   ARTICLE VII
                                     VESTING


7.01.    MEMBER ACCOUNTS


A Member's interest in his Accounts established for Member Contributions, Rollover Contributions, and Qualified Company Contributions are at all times fully vested and nonforfeitable.

7.02.    MATCHING ACCOUNT

         (a) The Matching Contribution Accounts of Members first hired prior to August 1, 1996, shall be fully vested and nonforfeitable at all times.

         (b) The Matching Contribution Account of a Member first hired on or after August 1, 1996, shall be vested or nonforfeitable after he or she has completed five (5) years of Continuous Service.

7.03.    CREDITING CONTINUOUS SERVICE

         (a) Except as provided in this Plan section and Plan section 7.04, all of an individual's Continuous Service is counted to determine the vested interest in a Member's Matching Account.

         (b) A Member's vested interest in his Account established for Matching Contributions will be determined based on his whole years of Continuous Service. Partial years of Continuous Service will be recognized only to the extent that, when aggregated, they equal whole years of Continuous Service.

         (c) A Leased Employee who subsequently becomes a Plan Participant shall, subject to the Plan's Period of Severance rules, receive credit for all Continuous Service he is deemed to have completed for the Employer as a Leased Employee for purposes of calculating his or her vesting service under the Plan.


                                       VII-1

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


7.04.    VESTING PERIOD OF SEVERANCE RULES

A Member's Continuous Service for purposes of Plan section 7.02 shall be computed subject to the following limitations and restrictions:

         (a) If a Member incurs a one-year Period of Severance, his Continuous Service completed prior to such Period of Severance shall not be required to be taken into account until the Member has completed a year of Continuous Service measured from the date he performed his first Hour of Service for an Employer or a Controlled Group Member on his reemployment.

         (b) If an Employee returns to service for an Employer after incurring a one-year Period of Severance but before incurring five consecutive one-year Periods of Severance, he earns Continuous Service for vesting purposes for both his service before the Period of Severance and his service after the Period of Severance for purposes of determining his nonforfeitable interest in his pre-break and post-break Accounts.

         (c) If an Employee returns to service with an Employer after incurring five or more consecutive one-year Periods of Severance, all Continuous Service after such Periods of Severance will be disregarded for the purpose of vesting in his pre-break Account. For purposes of determining such Member's nonforfeitable interest in his post-break Account, he retains his Continuous Service for vesting purposes for his Continuous Service before the Period of Severance only if either of the following applies.

               (1) He had a nonforfeitable interest in his Account established for Matching Contributions at the time of his separation from service.

               (2) At the time he returns to service for an Employer, his Period of Severance is less than his Continuous Service.

7.05.    FORFEITURES

         (a) When a Member terminates his employment, the provisions of this Plan section shall apply to any forfeitable portion of his Account established for Matching Contributions.


                                       VII-2

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

         (b) Any forfeitures of Matching Contributions under the Plan shall be used to pay Plan administrative expenses or reduce Matching Contributions for the Plan Year in which the forfeiture occurs.

         (c) In the case of a terminated Member whose vested interest in his Account established for Matching Contributions is zero, such Member shall be deemed to have received a distribution of such vested Account balance as of the Valuation Date following the Member's termination of employment and the Member's nonvested Account balance shall be forfeited as of such date. If the Member is later reemployed and resumes participation in the Plan before he has incurred five consecutive one-year Periods of Severance, the value of the nonvested portion of his Account established for Matching Contributions that was forfeited, if any, pursuant to this subsection shall be reinstated to his Account at its value as of the date of forfeiture.

         (d) Amounts reinstated according to this Plan section may be made, as directed by the Plan Administrator, from forfeitures or Employer contributions.

7.06.    AMENDMENT OF VESTING SCHEDULE

         (a) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Member's vested percentage in his Account balance or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Member with at least three years of Continuous Service with the Employer will be deemed to have elected the vesting schedule most favorable to him or her.

         (b) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Member's vested percentage in his Account balance. A Plan amendment which has the effect of decreasing a Member's vested percentage in his Account balance or eliminating an optional form of benefit with respect to contributions attributable to service before the amendment shall be treated as reducing a Member's Account balance. Furthermore, if the Plan's vesting schedule is amended, in the case of an Employee who is a Member as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Account established for Matching Contributions will not be less than his percentage computed under the Plan without regard to such amendment.



                                       VII-3

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

                                  ARTICLE VIII
                           PAYMENT OF ACCOUNT BALANCES


8.01.    RETIREMENT, DEATH OR OTHER TERMINATION OF EMPLOYMENT

         If a Member's employment with the Company is terminated for any reason, any Member Contributions made by him previously but not credited to his Account will be returned to him, or in the event of his death to his Beneficiary. The vested balances in his Accounts as at the Valuation Date coincident with or next preceding his Settlement Date (after all adjustments required under the Plan as of that date have been made) shall be distributable to him, or in the event of his death to his Beneficiary, under Plan section 8.02.

8.02.    MANNER OF DISTRIBUTION

         Subject to the conditions set forth below or as set forth in Supplements to the Plan, after a Member's Settlement Date, distribution of the net credit balances in the Member's Accounts, determined in accordance with Plan section 6.06 as at the Valuation Date immediately preceding the date of distribution, will be paid to or for the benefit of the Member, or in the case of his death to or for the benefit of his Beneficiary, in a manner set forth below:

         (a) Normal Form of Payment. Unless otherwise specified by the Member, Beneficiary or Alternate Payee, benefits shall be made in the form of a lump sum payment.

         (b) Optional Forms of Payment. In lieu of the normal form of payment specified in Plan subsection 8.02(a), a Member (or his duly appointed guardian or other personal representative in the case of a Member who is incapacitated) or his Beneficiary in the event of his death, before his benefit payments commence, may elect to have the net credit balance in his Accounts applied to be paid under one of the following methods:

               (1) Installment Payments. By payment in a series of annual or more frequent installments over a period not exceeding the lesser of
         (i) 20 years, or (ii) the Member's life expectancy or the joint life expectancy of the Member and his Beneficiary; provided that, if such Beneficiary is not the Member's Spouse and is more than 10 years


                                       VIII-1

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         younger than the Member, the installments shall be paid over a period not exceeding the joint life expectancy of the Member and a Beneficiary 10 years younger than the Member.

               (2) Annuity Purchase. By purchase (with the net credit balances in his Accounts) of an annuity payable monthly during his lifetime, and, in the case of a married Member, with payments to continue after his death for the life of his Beneficiary who survives him, equal to not less than 50% of the monthly amount payable to the Member during his lifetime; provided, however, that the value of the Member's Account applied to provide the Beneficiary's benefit cannot be more than incidental, as provided under the regulations of Code section 401(a)(9). The incidental benefit rule shall not apply to elections under this subsection by a Beneficiary. The Plan Administrator shall establish rules regarding the purchase of annuity contracts pursuant to this subsection.

               (3) Single Life Annuity. In the form of a monthly benefit payable during his lifetime, with the last payment to be made for the month in which his death occurs.

               (4) Direct Rollover. In the form of a Direct Rollover payable in accordance with Plan section 8.05.

         (c) Limitations on Optional Forms. If a Member dies after his Required Commencement Date, the remaining portion of his benefits must be distributed over a period not exceeding the period over which payments were being made to the Member. If a Member dies before his Required Commencement Date, his benefits must be distributed over a period not exceeding the greatest of: (i) five years from the death of the Member, (ii) in the case of payments to a Beneficiary other than the Member's Spouse, the life expectancy of such Beneficiary, provided payments begin within one year of the Member's death, or (iii) in the case of payments to the Member's Spouse, the life expectancy of such Spouse, provided payments begin by the date the Member would have attained age 70 1/2. The life expectancy of a Member, his Spouse or his Beneficiary shall be determined by use of the expected return multiples contained in the regulations under Code section 72 and Members shall not be entitled to have life expectancies recalculated annually. An optional form of payment shall be made (or installments shall commence) no later than the date on which the Member's benefits would otherwise commence,


                                     VIII-2
and shall comply with the requirements of Code section 401(a)(9) and the regulations thereunder.

         (d) Method of Electing Options. The elections under this Plan section 8.02, or any request for a change in such elections, shall be made in writing on forms prescribed by the Plan Administrator at such time prior to the date as of which the Member's benefit payments are scheduled to begin, as the Plan Administrator shall determine. An election of an optional form of payment must be in writing and signed by the Member, and if such election designates a person other than his Spouse as Beneficiary, such election shall be effective only if the Member's Spouse, if any, consents in writing to such election. Such consent must acknowledge the effect of the election and must be witnessed by a Plan representative or a notary public. Payment of an optional form of benefit payment will commence no later than the date on which the Member's monthly retirement income would otherwise commence.

8.03.    DISTRIBUTION OF COMPANY STOCK

         Subject to the conditions and limitations set forth in Supplements to the Plan, a Member or Beneficiary who (i) is entitled to a distribution under Plan section 8.02, or (ii) elects to withdraw all or a part of his interest in the Plan under Plan article VIII, may elect, in such form and at such time as the Plan Administrator may from time to time prescribe, to receive (instead of cash) all or a part of the distributable value of that portion of his Accounts invested in Company Stock in whole shares of Company Stock and cash in lieu of any fractional shares of Company Stock. The number of whole shares of Company Stock distributable hereunder shall be determined based upon the value of such shares used to determine the value of such Member's Accounts.

8.04.    COMMENCEMENT OF DISTRIBUTIONS

         Except as provided below in this Plan section 8.04, payment of a Member's benefits will be made (or installment payments will commence) within a reasonable time after his Settlement Date, but not later than 60 days after (i) the end of the Plan Year in which his Settlement Date occurs, or (ii) such later date on which the amount of the payment can be ascertained by the Company. If a Member's Account balances exceed $3,500, distributions may not be made to the Member before age 65 without his consent. Distribution of a Member's benefits shall be made (or installment payments shall commence) by his Required Commencement Date. If the Member's Account balance has never exceeded




                                      VIII-3

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


$3,500, the Trustee shall pay such balance to the Member (or in the event of his death, to his Surviving Spouse) in a lump sum upon his termination of employment (for any reason), unless the Member elects to have such distribution paid as a direct rollover pursuant to Plan section 8.05. For purposes of this Plan subsection 8.04, if the value of a Member's Account balances attributable to Matching Contributions is zero, the Member shall be deemed to have received a distribution of such Account balances.

8.05.    DIRECT ROLLOVERS

         Notwithstanding any provision of the Plan to the contrary, a Member or his Surviving Spouse (or an Alternate Payee who is the Member's Spouse or former Spouse) may elect to have any distribution which constitutes an eligible rollover distribution (within the meaning of Code section 402(c)(4)) paid directly to an eligible retirement plan (a "direct rollover"). For purposes of this Plan section 8.05, an "eligible retirement plan" means an individual retirement account described in Code section 408(a) or 408(b) (other than an endowment contract), an annuity contract that satisfies the requirements of Code section 403(b), and a qualified plan described in Code section 401(a) that accepts the distribution of an eligible rollover distribution. A Member or his Surviving Spouse (or an Alternate Payee who is the Member's Spouse or former Spouse) who makes an election to have his distribution paid directly to an eligible retirement plan shall specify, in the form and manner prescribed by the Plan Administrator, the eligible retirement plan to which such distribution is to be paid. The Plan Administrator may rely on the information provided by the Member or his Surviving Spouse (or an Alternate Payee who is the Member's Spouse or former Spouse) in causing such direct payment, and shall cause such transfer to be made in a manner acceptable under the regulations applicable thereto. A written explanation of the direct payment provision of this Plan section 8.05 shall be provided to each Member or his Surviving Spouse (or an Alternate Payee who is the Member's Spouse or former Spouse) at least 30 days prior to (and no earlier than 90 days before) the date on which such distribution becomes payable; provided, however, that such person may upon receipt of such written explanation affirmatively elect to waive such 30 day requirement.

8.06.    DESIGNATION OF BENEFICIARY

         Each Member from time to time, by signing a form furnished by the Company, may designate any person or persons (who may be designated concurrently, contingently or successively) to whom his benefits are to be paid if


                                       VIII-4

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


he dies before he receives all of his benefits. A Beneficiary designation form will be effective only when the form is filed with the Company while the Member is alive and will cancel all Beneficiary designation forms previously filed with the Company. If a Member designates someone other than (or in addition to) his Spouse as his primary Beneficiary, his Spouse must consent in writing to the designation. Such a consent will be effective only if it acknowledges the specific Beneficiary and the effect of the Beneficiary designation, is witnessed by a notary public, and may not be changed without further Spousal consent (unless the consent expressly permits subsequent Beneficiary designations without Spousal consent). If a Member designates someone other than (or in addition to) his Spouse as his primary Beneficiary, and his Spouse does not (or cannot) consent and is living at his death, the Member's Beneficiary designation shall be ineffective, and his benefits shall be distributed to his Spouse. If a deceased Member has failed to designate (or such designation is ineffective) a Beneficiary as provided above, or if the Beneficiary dies before the Member or before complete payment of the Member's benefits, the Member's benefits shall be distributed to the Member's Spouse or, if there is none, to the legal representative or representatives of the estate of the last to die of the Member or the Member's Beneficiary.

8.07.    UNLOCATED MEMBERS OR BENEFICIARIES

         Each Member and each Beneficiary must file with the Company from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Member or Beneficiary at his last post office address filed with the Company, or if no address is filed with the Company then, in the case of a Member, at his last post office address as shown on the Company's records, will be binding on the Member and his Beneficiary for all purposes of the Plan. The Company is not required to search for or locate a Member or Beneficiary. If the Company notifies a Member or Beneficiary that he is entitled to a payment and also notifies him of the provisions of this Plan section 8.07, and the Member or Beneficiary fails to claim his benefits or make his whereabouts known to the Company within three years after the notification, the benefits of the Member or Beneficiary will be disposed of, to the extent permitted by applicable law, as follows:

         (a) If the whereabouts of the Member then is unknown to the Company but the whereabouts of the Member's Spouse then is known to the Company, payment will be made to the Spouse;


                                     VIII-5

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

         (b) If the whereabouts of the Member and his Spouse, if any, then is unknown to the Company but the whereabouts of the Member's Beneficiary then is known to the Company, payment will be made to the Beneficiary;

         (c) If the whereabouts of the Member, his Spouse and the Member's Beneficiary then is unknown to the Company but the whereabouts of one or more relatives by blood, adoption or marriage of the Member is known to the Company, the Company may direct the Trustee to pay the Member's benefits to one or more of such relatives and in such proportions as the Company decides; or

         (d) If the whereabouts of such relatives and the Member's Beneficiary then is unknown to the Company, the benefits of such Member or Beneficiary will be disposed of in an equitable manner permitted by law under rules adopted by the Company.

8.08.    FACILITY OF PAYMENT

         When a person entitled to benefits under the Plan is under legal disability, or, in the Company's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Company may direct the Trustee to pay the benefits to such person's legal representative, or to a relative or friend of such person for such person's benefit, or the Company may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

8.09.  QUALIFIED DOMESTIC RELATIONS ORDER PAYMENTS

         (a) This section applies to amounts that are subject to a Qualified Domestic Relations Order.

         (b) The Plan Administrator must establish reasonable written procedures for determining the qualified status of a domestic relations order and for administering distributions under a Qualified Domestic Relations Order. The Plan Administrator must promptly notify the Member and each Alternate Payee of the receipt of a domestic relations order and of the procedures for determining its qualified status.

         (c) During the 18-month period beginning on the date on which the Plan Administrator receives a domestic relations order (or a modification of a domestic

                                     VIII-6

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

relations order) for determination as a Qualified Domestic Relations Order, the Plan Administrator must separately account for the amounts that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

         (d) No benefits will be distributed to the Member to whom a domestic relations order relates after the date on which the Plan Administrator receives the order (or modification of an order) for determination as a Qualified Domestic Relations Order and before the earliest of (i) the expiration of the 18-month period beginning on that date; (ii) the date on which the Plan Administrator determines that the order (or modification of an order) is a Qualified Domestic Relations Order; or (iii) the date the parties notify the Plan Administrator that they no longer intend to pursue a Qualified Domestic Relations Order with respect to the Member's Account.

         (e) The Trustee shall make payments pursuant to a Qualified Domestic Relations Order as soon as practicable after the payment commencement date specified in the order. If specified in the Qualified Domestic Relations Order, distributions may be made to the Alternate Payee prior to the date that a Member attains his or her "earliest retirement age" under the Plan as defined under Code section 414(p)(4) regardless of whether the Member has separated from service on that date. If the Member dies before that date, the Alternate Payee is entitled to benefits only if the order requires the establishment of a separate account for the Alternate Payee or otherwise requires survivor benefits to be paid.

         (f) Upon determination that an order is a Qualified Domestic Relations Order, amounts subject to the Qualified Domestic Relations Order that are not immediately distributable may be segregated, as of the Valuation Date specified in the Qualified Domestic Relations Order or if no such Valuation Date is specified, as of the Valuation Date coincident with or immediately preceding the date of segregation, into a separate account for the benefit of the Alternate Payee (the "QDRO Account"). To the extent established in the Qualified Domestic Relations Order, the QDRO Account will participate in the earnings, gains or losses of the Trust Fund in the same manner as a Member's Account. An Alternate Payee may make withdrawals from his or her QDRO Account to the extent permitted under the terms of the Plan. Except as otherwise permitted with respect to a Member in the Plan, a distribution to the Alternate Payee from his or her QDRO Account will be made as soon as possible after the payment date specified in the order. The Qualified Domestic Relations Order may not specify payment in a form of distribution other than that provided for in the Plan.



                                     VIII-7

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         (g) If the value of the Alternate Payee's QDRO payment exceeds $3,500 as of the Valuation Date coincident with or preceding the date that such payments are distributable, then the Alternate Payee must consent to receive a distribution. Notwithstanding the preceding sentence, if the value of the Alternate Payee's QDRO payment does not exceed $3,500 as of the applicable Valuation Date, then the Trustee shall distribute such Account balance in a lump sum as soon as practicable following such Valuation Date.

         (h) Unless otherwise specified, a distribution made pursuant to a Qualified Domestic Relations Order will be charged proportionally against a Member's Accounts, including the earnings thereon.

         (i) If a distribution is made to an Alternate Payee under a Qualified Domestic Relations Order before any amounts are segregated pursuant to subsection (f), in no event may the distribution exceed the nonforfeitable percentage of a Member's Account balances under the Plan valued as of the Valuation Date on or immediately preceding the date of distribution, adjusted to reflect any subsequent gains or losses. If amounts are to be segregated pursuant to subsection (f), in no event may the amounts segregated into the QDRO Account exceed the nonforfeitable percentages of the Member's Account balances under the Plan valued as of the Valuation Date on or immediately preceding the date of segregation, adjusted to reflect any subsequent gains and losses.

         (j) Unless otherwise specified in the applicable Qualified Domestic Relations Order, if a distribution is made to an Alternate Payee who is the Member's Spouse or former Spouse, the Member's investment in the contract, i.e., his or her basis in the Plan, if any, will be allocated to that distribution on a pro rata basis in accordance with Treasury regulations.

         (k) If the Alternate Payee dies prior to receiving his or her entire interest in his or her QDRO Account, any remaining interest in that account will be distributed in accordance with the Qualified Domestic Relations Order or in the event that the Qualified Domestic Relations Order does not specify the manner in which the Alternate Payee's interest in his or her QDRO Account will be distributed upon his or her death, in accordance with a beneficiary designation form completed by the Alternate Payee, or if the Alternate Payee makes no valid beneficiary designation, to his or her estate.


                                     VIII-8

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

                                   ARTICLE IX
                              WITHDRAWALS AND LOANS


9.01.    WITHDRAWAL CONDITIONS AND LIMITATIONS


         Members are eligible to make withdrawals and loans under this Article IX from Accounts maintained on their behalf subject to the conditions and limitations described below or as set forth in Supplements to the Plan:

         (a) Manner of Election. Each election shall be made at such time and in such manner as the Plan Administrator shall determine and shall be effective only in accordance with such rules as shall be established from time to time by the Plan Administrator. Withdrawals shall be made available in a manner that is consistently applied to all Members and shall afford the same election opportunities to all similarly situated Members. Each withdrawal shall be distributed in a single payment and if the Member's Accounts are invested in various Investment Funds, such Investment Funds shall be reduced, pro rata, according the amounts invested in such Investment Funds determined as of the Valuation Date immediately preceding the date of withdrawal.

         (b)  Transfers.   At  the  Member's   direction,   a  withdrawal  which
constitutes an eligible rollover distribution (within the meaning of Plan section 8.05) may be paid directly to the trustee or custodian of an individual retirement account maintained for the Member.

         (c) Suspension of Participation Following Certain Withdrawals. A Member who elects a withdrawal from his or her Accounts under Plan section 9.02 shall have his Member Contributions, if any, automatically discontinued for a period of six months commencing as of the pay period next following the date on which the withdrawal is effective if such withdrawal results in the aggregate value of his or her Basic Contribution Accounts that may be withdrawn at the time being reduced to less than 50 percent of the balance thereof determined without regard to such withdrawal. Member Contributions shall resume following the expiration of any period of suspension caused by a withdrawal only upon the election of the Member. Such election shall be made in the manner specified by the Company or its designated representative. To the extent required by law, the preceding suspension requirement shall not apply to withdrawals from the balances of Members' Accounts transferred to the Plan from another plan under which similar with-

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


drawals were not subject to suspension  restrictions.  For purposes of this Plan section 9.01(c), the valuation of Members' Accounts shall be determined in a uniform and nondiscriminatory manner applied to all affected Members.

9.02.    IN-SERVICE WITHDRAWALS

         A Member may irrevocably elect, no more than once in any 12-month period, to receive a withdrawal of all or a portion (in cash or in kind) of the Member Contributions and Matching Contributions (and Qualified Company Contributions, if any) credited to his Accounts (plus any income or loss attributable thereto) as follows:

         (a) Withdrawal of After-Tax Contributions. Subject to Plan section 9.01(c) (regarding suspensions of participation following certain withdrawals), a Member may withdraw an amount not to exceed 100 percent (determined as of the date of withdrawal) of that portion of his Accounts which is attributable to After-Tax Contributions (whether Supplemental or Basic) and the income or loss attributable thereto.

         (b) Withdrawal of Matching Contributions. Subject to Plan section 9.01(c) (regarding suspensions of participation following certain withdrawals), a Member may irrevocably elect, no more than once in any 12-month period, to receive a withdrawal (in cash or in kind) of all or a portion of vested Matching Contributions credited to his Accounts (plus any income or loss attributable thereto), provided, that such Matching Contributions were either (i) credited to his Account at least 24 months before the date on which such withdrawal is to be effective, or (ii) a Member is credited with 60 months of participation (as defined below) as of the date on which such withdrawal is to be made. For purposes of this Plan subsection 9.02(b), "60 months of participation" shall mean (i) the months of participation to which a Member was entitled under the terms of the Plan as in effect immediately preceding the Effective Date, plus
(ii) the number of months of participation to which he is entitled on and after the Effective Date. A Member shall be credited with a month of participation on and after the Effective Date for the first month in which he makes a Member Contribution and for each month thereafter without regard to any subsequent Member Contributions.

         (c) Withdrawals of Pre-Tax Contributions at Age 59 1/2. Subject to Plan
section 9.01(c) (regarding suspensions of participation following certain withdrawals), a Member, while employed by the Company, who has attained age 59 1/2 may irrevocably elect to receive a withdrawal distribution from the Plan

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


but not more than once in any Plan Year, of all or any portion (in cash or in kind) of the Member's Account balance attributable to Pre-Tax Contributions (after any adjustments required under the Plan have been made).

9.03.    AFTER-TAX ACCOUNT WITHDRAWAL PROGRESSION

         Withdrawals   from  that  portion  of  a  Member's   Account  which  is
attributable to After-Tax Contributions will be processed in the following order:

         (a) First, from Supplemental Contributions made prior to January 1, 1987 (without regard to any income or loss attributable thereto);

         (b) Next, from Supplemental Contributions made on and after January 1, 1987, plus a pro rata portion of the income and loss attributable to After-Tax Contributions made prior to January 1, 1987 and on and after that date (determined in accordance Code section 72);

         (c) Next, from Basic Contributions made prior to January 1, 1987 (without regard to any income or loss attributable thereto); and

         (d) Finally, from Basic Contributions made on or after January 1, 1987, plus a pro rata portion of the income and loss attributable to After-Tax Contributions made prior to January 1, 1987 and on and after that date (determined in accordance Code section 72).

9.04.    WITHDRAWALS OF ROLLOVERS AND TRANSFERS

         A Member may irrevocably elect to receive a pre-termination distribution from the Plan as of any Valuation Date, but not more than once in any 12-month period of all or any portion of the Member's Accounts attributable to Rollover Contributions or transfers from other plans pursuant to Plan section
6.07 (after any adjustments required under the Plan have been made) and remain eligible to make additional Pre-Tax Contributions and After-Tax Contributions; provided, however, that the portion of a Member's Account attributable to a transfer from another plan pursuant to Plan section 6.07 that is subject to the distribution restrictions of Code section 401(k) or any other distribution restrictions at any time prior to their transfer to this Plan, can be withdrawn only pursuant to the restrictions that may apply to them as a matter of law.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


9.05.    HARDSHIP WITHDRAWALS

         A Member, with the consent of the Company, may elect to withdraw all or any portion of the sum of: (i) the Member's Account balance attributable to Pre-Tax Contributions (determined without regard to investment earnings attributable thereto after September 30, 1988), plus (ii) the Pre-Tax Contributions withheld by the Company but not yet credited to the Member's Pre-Tax Contribution Account. Such a withdrawal (i) must be necessary because of a hardship causing an immediate and heavy financial need (as defined in Plan subsection (a) below) on the Member, (ii) shall not exceed the amount required to meet such immediate financial need and not reasonably available from other resources of the Member, and (iii) shall not exceed the balance of such Account as of the Valuation Date coincident with or next preceding the date of withdrawal. Each such election shall be in writing, shall be filed with the Company at such time and in such manner as the Company shall determine and shall be effective in accordance with such rules as the Company may establish from time to time.

         (a) Deemed Immediate and Heavy Financial Need. The following shall be deemed necessary to satisfy an immediate and heavy financial need:

               (1) deductible medical expenses (within the meaning of Code section 213(d)) of the Member, his Spouse, children, or dependents;

               (2) the purchase (excluding mortgage payments) of a principal residence for the Member;

               (3) payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Member, his Spouse, children, or dependents (as defined in Code section 152); or

               (4) the need to prevent the eviction of the Member from, or a foreclosure on the mortgage of the Member's principal residence.

         (b) Amount Necessary to Satisfy Need. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Member only if: (i) the Member has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Company, (ii) the Member's Pre-Tax Contributions will be suspended for twelve months after the receipt of the hardship withdrawal under the terms of all plans maintained by

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


the Company or pursuant to a legally enforceable agreement, (iii) the distribution is not in excess of the amount of an immediate and heavy financial need, and (iv) the Member may not make Pre-Tax Contributions under the Plan (or any other plan maintained by the Company) for the Member's taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under Code section 402(g) for such taxable year less the amount of such Member's Pre-Tax Contributions for the taxable year of the hardship withdrawal. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

9.06.    LOANS TO MEMBERS

         While it is the primary purpose of the Plan to accumulate funds for the Members when they retire, it is recognized that under some circumstances it is in the best interests of Members to permit loans to be made to them while they continue in the active service of the Company. Accordingly, the Company, pursuant to such rules as it may from time to time establish, and upon written application by a Member supported by such evidence as the Company requests, may direct the Trustee to make a loan to a Member from such Member's Accounts subject to the following:

         (a) The principal amount of any loan made to a Member, when added to the outstanding balance of all other loans made to the Member from all qualified plans maintained by the Company, shall not exceed the lesser of:

               (1) $50,000, reduced by the excess (if any) of the aggregate of the highest outstanding balances of all such loans during the one-year period ending immediately preceding the date of the loan, over the aggregate of the outstanding balances on the date of the loan, of all such loans from all such plans; or

               (2) one-half of the Member's vested Account balances under the Plan (determined without regard to that portion of each Account invested in Company Stock with respect to a Member who is an officer of the Company, or a Controlled Group Member, required to file reports under the Securities Exchange Act of 1934 section 16(a)).

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         (b) Each loan must be evidenced by a written note in a form approved by the Company, shall bear interest at a reasonable rate, and shall require substantially level amortization (with payments at least quarterly) over the term of the loan.

         (c) Each loan shall specify a repayment period that shall not extend beyond five years; provided, however, that the five year limit shall not apply to any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Member.

Subject to Supplement B, if on a Member's Settlement Date any loan or portion of a loan made to him under the Plan, together with the accrued interest thereon, remains unpaid, an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be charged to the Member's appropriate Accounts after all other adjustments required under the Plan, but before any distribution pursuant to Plan section 8.04. In determining the adjusted net worth of the Trust Fund as of each Valuation Date, the Trustee shall disregard both (i) any notes held by the Trustee which evidence loans made to Members under this Plan section 9.06, and (ii) any interest and principal payments on such loans received by the Trustee since the last preceding Valuation Date. For purposes of adjusting Members' Accounts under Plan subsection 6.06, the Company shall exclude from the credit balance in a Member's Accounts the unpaid amount of any loan made to him. Interest paid by a Member on a loan made to him under this Plan section 9.06 shall be credited to the appropriate Account of the Member as of any Valuation Date after all other adjustments required under the Plan as of that date have been completed.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                    ARTICLE X
                                PLAN INVESTMENTS


10.01.   INVESTMENT OF PLAN CONTRIBUTIONS


         Contributions made under the Plan are held and invested, until distribution, by the Trustee in accordance with Plan section 10.02 in one or more Investment Funds selected by the Plan Administrator in accordance with the Plan's investment policy guidelines, which may include a fund that invests in Company Stock. Investment Funds shall be made available by the Trustee pursuant to the direction of the Plan Administrator in accordance with the terms of the Trust Agreement. Copies of the prospectuses to such Investment Funds will be distributed to Members and shall be on file at the human resources department of the Company where they may be examined by any Member or other person entitled to benefits under the Plan. The selection and availability of an Investment Fund shall not limit the Plan Administrator's ability to make available additional Investment Funds or to remove an Investment Fund from the selection of investments at a later date.

10.02.   INVESTMENT DIRECTION

         Subject to the conditions and limitations set forth in Supplements to the Plan, each Member shall designate the manner in which his Account balances and contributions to his Accounts shall be invested by selecting from the various investment options made available by the Plan Administrator pursuant to Plan section 10.01. An investment selection shall be filed with the Plan Administrator by the date specified by the Plan Administrator in accordance with the procedures as may be established from time to time by the Plan
Administrator. In the event that a Member fails to make a selection in accordance with established procedures, his Account balances and contributions to his Accounts shall be invested at the direction of the Plan Administrator. The Trustee shall invest contributions in accordance with the investment selection made pursuant to this Plan section 10.02 as given to the Trustee by the Plan Administrator, and the Trustee shall have no obligation or duty to verify the correctness of any direction provided by the Plan Administrator. If a Member's Settlement Date has occurred or he has otherwise ceased to be eligible to participate in the Plan for any reason, he (or his Beneficiary) may continue to direct the investment of his Account balances in accordance with such uniform and nondiscriminatory rules as may be established by the Plan Administrator from time to time until all benefits to which such Member (or Beneficiary) are entitled have been distributed.

10.03.   ELECTIONS TO CHANGE INVESTMENTS

         Subject to the conditions and limitations set forth in Supplements to the Plan and in accordance with the procedures established by the Plan Administrator and on such dates as specified by the Plan Administrator, a Member may elect in the manner specified by the Plan Administrator:

               (1) to change and redistribute, based upon a percentage totalling 100%, the aggregate investment of his Accounts, as of the date specified in his election; and

               (2) to change his investment selection with respect to the investment of contributions made after such date allocable to his Accounts.

Unless a Member elects to change his investment direction in accordance with this Plan section 10.03, such Account balances and contributions will be invested in accordance with the investment directions last filed with the Plan Administrator. Any expense, assessment, penalty or other similar type of charge incurred in connection with any such transfer between Investment Funds shall be charged against the appropriate Account balance of the Member.

10.04.   INVESTMENT OF CONTRIBUTIONS IN COMPANY STOCK

         To the extent directed by the Member pursuant to Plan section 10.02, contributions under the Plan shall be invested by the Trustee to provide Members with interests in Company Stock. Subject to applicable law, Company Stock may be acquired by the Trustee on the open market, through private purchases, purchases from the Company (including purchases from the Company of treasury shares or authorized but unissued shares) or an Employer, or otherwise. Company Stock acquired by the Trustee pursuant to this Plan section 10.04 shall not be considered to be held for the benefit of any Member unless and until allocated and credited to his Account. If for any reason the Trustee is unable to invest contributions as directed by the Member in Company Stock when such contributions are received by the Trustee then, in the interim, the Trustee shall direct the investment of such contributions until invested in Company Stock.

10.05.   VOTING AND TENDERING OF COMPANY STOCK

         The rights and responsibilities of the Trustee, Company and of Members with respect to the voting and tendering of shares of Company Stock are subject to the requirements of this Plan section 10.05 and the conditions and limitations set forth in Supplements to the Plan. The Trustee, in carrying out its responsibilities under this Plan section 10.05, may rely on information furnished to it by the Plan Administrator, including the names and current addresses of Members, the number of shares of Company Stock credited to their Accounts, and the number of unallocated shares of Company Stock held by the Trustee.

         (a) Voting. The Plan Administrator shall furnish to each Member who has Company Stock credited to his Account notice of the date and purpose of each meeting of the stockholders of the Company at which shares of Company Stock are entitled to be voted. The Plan Administrator shall request from each such Member instructions as to the voting at that meeting of shares of Company Stock credited to his Account. If the Member furnishes such instructions in the manner required under such request and within the time specified in the notification given to him, the Trustee shall vote such Company Stock in accordance with the Member's instructions. Company Stock as to which timely voting instructions are not so received, and all shares of Company Stock held by the Trustee which are unallocated, shall be voted by the Trustee proportionately in the same manner as it votes shares of Company Stock to which the Trustee has received voting instructions as specified above.

         (b) Rights on Tender or Exchange Offer. The Plan Administrator shall take such action, as practicable, to furnish to each Member who has Company Stock credited to his Account notice of any tender offer for, or a request or invitation for tenders of, Company Stock. The Trustee shall request from each such Member instructions as to the tendering of Company Stock credited to his Account and for this purpose the Trustee shall provide Members with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of, Company Stock made to the Trustee. The Trustee shall tender such Company Stock as to which the Trustee has received instructions to tender from Members within the time specified by the Trustee, and the Trustee shall not tender such Company Stock as to which the Trustee has received instructions not to tender from Members within the time specified by the Trustee. The decision whether or not to tender Company Stock credited to Accounts as to which the Trustee has not received instructions from Members shall be determined by the Trustee in the best interest of Members and Beneficiaries and in accordance

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


with the fiduciary requirements of ERISA. As to all unallocated Company Stock (if any) held by the Trustee, the Trustee shall tender the same proportion thereof as the Company Stock as to which the Trustee has received instructions from Members to tender bear to all shares of Company Stock with respect to which the Trustee has received instructions from Members to tender and not to tender.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                   ARTICLE XI
                               GENERAL PROVISIONS


11.01.   PLAN ADMINISTRATION


         The Plan is administered by the Plan Administrator. The Plan Administrator has the discretionary authority to determine all questions arising under the Plan, including the power to determine the rights or eligibility of Employees or Members and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions. The Plan Administrator from time to time may adopt such rules and regulations as may be necessary or desirable for the proper and efficient administration of the Plan and as are consistent with the terms of the Plan. The Plan Administrator also, from time to time, may appoint other persons (or committee) to act as the Plan Administrator's representative as it considers necessary or desirable for the efficient administration of the Plan. Any notice or document required to be given to or filed with the Plan Administrator will be properly given or filed if delivered or mailed, by registered mail, postage prepaid, to the Plan Administrator.

11.02.   PLAN SPONSOR

         The Company is responsible, as sponsor of the Plan (within the meaning of ERISA section 3(16)(B)), for maintaining the Plan and in such capacity is empowered with certain exclusive rights, exercisable in its sole discretion, as reserved to it under ERISA, including the right to amend or terminate the Plan in accordance with Plan article XII.

11.03.   ADOPTION OF PLAN BY RELATED EMPLOYERS

         An Employer may adopt the Plan and become a party to the Trust by filing with the Plan Administrator a written instrument (approved by the Plan Administrator) to that effect which specifies the group or class of Employees to which the Plan has been extended.

11.04.   ACTION BY THE COMPANY OR OTHER EMPLOYER

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         Any action required or permitted to be taken by the Company or other Employer under the Plan shall be by resolution of its Board of Directors, by resolution of the Personnel and Compensation Committee, or by their delegates.

11.05.   WAIVER OF NOTICE

         Any notice required under the Plan may be waived by the person entitled to such notice.

11.06.   EMPLOYMENT RIGHTS

         The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee the right to be retained in the employ of the Company or other Employer, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

11.07.   GENDER AND NUMBER

         Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

11.08.   LITIGATION BY MEMBERS

         If a legal action that has begun against the Plan Administrator, the Trustee or the Company by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Member's or other person's benefits, the cost to the Plan Administrator, the Trustee or the Company of defending the action will be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the person concerned.

11.09.   INTERESTS NOT TRANSFERABLE

         The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state's income tax act or pursuant to a Qualified Domestic Relations Order, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

11.10.   ABSENCE OF GUARANTY

         The Plan Administrator does not in any way guarantee the Trust Fund from loss or depreciation. The liability of the Trustee or the Company to make any payment under the plan will be limited to the assets held by the Trustee which are available for that purpose.

11.11.   ERRORS AND OMISSIONS

         If an innocent error or omission is discovered in the operation or administration of the Plan, and the Plan Administrator determines that the error did not result in discrimination in operation in favor of Highly Compensated Employees, impair the qualification of the Plan, or create an excise tax, then, to the extent that an adjustment will not, in the judgment of the Plan
Administrator, result in discrimination in operation in favor of Highly Compensated Employees, the Plan Administrator may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional contributions designed to put Members in the same relative position they would have enjoyed had there been no such error or omission.

11.12.   EVIDENCE

         Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

11.13.   CONTROLLING LAW

         Except to the extent superseded by laws of the United States, the laws of the State of West Virginia shall be controlling in all matters relating to the Plan.

11.14.   INFORMATION REQUIRED BY PLAN ADMINISTRATOR

         Each person entitled to benefits under the Plan shall furnish the Plan Administrator with such documents, evidence, data or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. The records of the Plan Administrator as to an Employee's or Member's period of employment, Hours of Service, termination of employment and the

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


reason therefor, Leave of Absence, reemployment and earnings will be conclusive on all persons unless determined to the Plan Administrator's satisfaction to be incorrect.

11.15.   UNIFORM RULES

         The Plan Administrator shall administer the Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.

11.16.   REVIEW OF BENEFIT DETERMINATIONS

         The Plan Administrator will provide notice in writing to any Member or Beneficiary whose claim for benefits under the Plan is denied and the Plan Administrator shall afford such Member or Beneficiary a full and fair review of its decision if so requested.

11.17.   PLAN ADMINISTRATOR'S DECISION FINAL

         Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Plan Administrator made by the Plan Administrator in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Plan Administrator shall make such adjustment on account thereof as it considers equitable and practicable.

11.18.   WAIVER OF NOTICE

         Any notice required under the Plan may be waived by the person entitled to such notice.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                   ARTICLE XII
                            AMENDMENT AND TERMINATION


12.01.   AMENDMENT


         While the Company expects and intends to continue the Plan, it reserves the right through action of the Board, the Personnel and Compensation Committee or their delegates to amend the Plan from time to time, in any manner permissible under applicable state law except as follows:

         (a) No amendment shall reduce the value of a Member's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of the Company (and each other Employer) on the day of the amendment; and

         (b) Except as provided in Plan section 4.06, under no condition shall an amendment result in the return or repayment to the Company (or any other Employer) of any part of the Trust Fund or the income from it or result in the distribution of the Trust Fund for the benefit of anyone other than persons entitled to benefits under the Plan.

12.02.   TERMINATION

         The Plan will terminate as to the Company and each Employer on any date specified by the Board, the Personnel and Compensation Committee or their delegates, if thirty days' advance written notice of the termination is given to the Plan Administrator, Trustee, and each other Employer. Such action may be effected in any manner permissible under applicable state law. The Plan will terminate as to an individual Employer on the first to occur of the following:

         (a) The date it is terminated by that Employer if 30 days' advance written notice of the termination is given to the Plan Administrator, the Trustee, and each other Employer.

         (b)   The date  that   Employer  is  judicially  declared  bankrupt  or
          insolvent.


                                      XII-1

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         (c) The date that Employer completely discontinues its contributions under the Plan.

         (d) The dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that:

               (1) in any such event arrangements may be made with the consent of the Company whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for that Employer under the Plan and the Trust; and

               (2) if an Employer is merged, dissolved, or in any other way reorganized into, or consolidated with, any other Employer, the Plan as applied to the former Employer will automatically continue in effect without a termination thereof.

12.03.   VESTING AND DISTRIBUTION ON TERMINATION

         On termination or partial termination of the Plan, the date of termination will be a "special Valuation Date" and, after all adjustments then required have been made, each affected Member's benefits will be nonforfeitable and will be distributable to the Members or his Beneficiary in accordance with the provisions of Plan article VIII.

12.04.   NOTICE OF AMENDMENT OR TERMINATION

         Members will be notified of an amendment or termination of the Plan within a reasonable time or as otherwise required by applicable law.

12.05.   PLAN MERGER, CONSOLIDATION, ETC.

         In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other Plan, each Member's benefits if the Plan terminated immediately after such merger, consolidation or transfer shall be equal to or greater than the benefits he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.


                                      XII-2

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                ADOPTION OF PLAN


         The undersigned, acting on behalf of Ashland Coal, Inc., does hereby execute the attached document as a true and correct copy of the Plan, as amended and restated, through April 15, 1997.

         DATED as of this 15th day of April, 1997.


                                          ASHLAND COAL, INC.

                                          By:  _________________________

                                          Its: _________________________

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997



                                  SUPPLEMENT A

                               BENEFIT LIMITATIONS
                               AND TOP-HEAVY RULES
                                       FOR
                               ASHLAND COAL, INC.
                              EMPLOYEE THRIFT PLAN


















                          EFFECTIVE AS OF THE FIRST DAY
                                     OF THE
                              FIRST LIMITATION YEAR
                              BEGINNING AFTER 1982

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                TABLE OF CONTENTS


Section                                                          Page

INTRODUCTION

ARTICLE I.
DEFINITIONS

1.01.     Aggregation Group.....................................A-I-1
1.02.     Annual Addition.......................................A-I-1
1.03.     Annual Benefit........................................A-I-1
1.04.     Determination Date....................................A-I-2
1.05.     Earnings..............................................A-I-2
1.06.     Excess Annual Additions...............................A-I-3
1.07.     Interest..............................................A-I-3
1.08.     Key Employee..........................................A-I-3
1.09.     Limitation Year.......................................A-I-4
1.10.     Non-Key Employee......................................A-I-4
1.11.     Permissive Aggregation Group..........................A-I-4
1.12.     Predecessor Plan......................................A-I-4
1.13.     Projected Annual Benefit..............................A-I-4
1.14.     Qualified Plan or Trust...............................A-I-5
1.15.     Related Entity........................................A-I-5
1.16.     Required Aggregation Group............................A-I-5
1.17.     Rollover Contribution.................................A-I-5
1.18.     Social Security Retirement Age........................A-I-5
1.19.     Suspense Account......................................A-I-5
1.20.     Test Accrued Benefit..................................A-I-5
1.21.     Top-Heavy Group.......................................A-I-6
1.22.     Top-Heavy Plan........................................A-I-6
1.23.     Top-Heavy Valuation Date..............................A-I-6


ARTICLE II
LIMITATIONS

2.01.     Contribution Limitations.............................A-II-1

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


2.02.     Multiple Plan Participation..........................A-II-2
2.03.     Suspense Account Allocations.........................A-II-4


ARTICLE III
TOP-HEAVY RULES

3.01.     Top-Heavy Years.....................................A-III-1

3.02.     Special Top-Heavy Definitions.......................A-III-1
3.03.     Top-Heavy Determination.............................A-III-1
3.04.     Interests Measured..................................A-III-2
3.05.     Treatment of Rollovers and Transfers................A-III-5
3.06.     Minimum Benefits for Top-Heavy
           Plans..............................................A-III-5
3.07.     Aggregate Contribution and Benefit
           Limitations.......................................A-III-10
3.08.     Top-Heavy Vesting..................................A-III-11

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                  SUPPLEMENT A

                                  INTRODUCTION


         This Supplement has been adopted as part of the Ashland Coal, Inc. Employee Thrift Plan (the Plan) as a method of assuring compliance with Sections 415 and 416 of the Internal Revenue Code of 1986, as amended (the Code).

         The provisions of the second article of this Supplement and certain related definitions in the first article are intended to assure that the Plan continues to qualify by not exceeding the limitations of Code section 415 without losing any special benefit or contribution allowance (including transitional allowances) permitted under law. The first two articles of this Supplement supersede any conflicting provision in the Plan that relates to contribution or benefit limitations under Code section 415. This Supplement is part of the Plan and amends the Plan for purposes of Code section 415, effective as of the first day of the Limitation Year beginning after 1982.

         The provisions of the third article of this Supplement and certain related definitions in the first article are intended to assure compliance with Code section 416. The third article of this Supplement contains provisions to determine whether this Plan (considered together with other Qualified Plans if that is required by Code section 416(g)(2)) is a top-heavy plan as defined in Code section 416(g). The third article also contains provisions designed to assure compliance by this Plan with Code sections 416(b), 416(c), and 401(a)(17) if that is necessary to retain the Plan's status as a Qualified Plan. The first and third articles of this Supplement supersede any conflicting provisions in the Plan. This Supplement is part of the Plan for purposes of Code section 416, effective as of October 1, 1989.

         The definitions in Supplement A Article I may duplicate or parallel the definitions in the Plan. Unless otherwise indicated in the Plan, this Supplement's definitions apply only to this Supplement's operative provisions and do not apply to the Plan's provisions not superseded by this Supplement.

         This Supplement must be construed in a manner consistent with its purpose.

                           SUPPLEMENT A INTRODUCTION-1

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                  SUPPLEMENT A

                                    ARTICLE I
                                   DEFINITIONS


1.01. AGGREGATION GROUP means either a Required Aggregation Group or a Permissive Aggregation Group. An Aggregation Group consists of two or more Employer- or Control Group Member-maintained Qualified Plans.

1.02. ANNUAL ADDITION means, for any Limitation Year, the sum of allocations to a Member's Account attributable to (i) Employer contributions, (ii) for Limitation Years beginning before January 1, 1987, the lesser of a Member's nondeductible contributions in excess of six percent of his total Earnings for the Limitation Year or 1/2 of his nondeductible contributions and, for Limitation Years beginning after December 31, 1986, the Member's nondeductible contributions, and (iii) any forfeitures. Any Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions shall be treated as Annual Additions for the Limitation Year. Amounts allocated for Limitation Years beginning after March 31, 1984, to an individual medical account, as defined in Code section 401(h)(6) and referred to in Code section 415(l)(1), that is part of a Defined Benefit Plan maintained by an Employer or a Related Entity are treated as Annual Additions to a Defined Contribution Plan. Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate Account of a Key Employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by an Employer or a Related Entity are treated as Annual Additions to a Defined Contribution Plan.

1.03. ANNUAL BENEFIT means a benefit payable in the form of a straight-life annuity (with no ancillary benefits) under a plan to which employees do not contribute and under which no Rollover Contributions are made. If a benefit under a plan is payable in any form other than a straight life annuity or if employees contribute to the plan or make Rollover Contributions, the determination as to whether the limitations described in this section have been satisfied must be made by adjusting that benefit so that it is equivalent in value, according to applicable Treasury regulations, to the Annual Benefit. For purposes of this definition, any ancillary benefit that is not directly related to retirement income benefits must not be taken into account. Any benefits that are ancillary within the definitions in Treasury Regulation section 1.411(a)-7(a)(1) are ancillary benefits for purposes of


                                SUPPLEMENT A-I-1

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


this definition. Annual Benefit does not include that portion of any joint and survivor annuity (as defined in Code section 417(b)), in excess of the sum of the value of a straight-life annuity beginning on the same date and the value of any includible post-retirement death benefits that would be payable even if the annuity were not in the form of a joint and survivor annuity. For purposes of adjusting any benefit under this section for Plan Years beginning after December 31, 1982, the interest rate assumption must not be less than the greater of five percent or the rate specified in the Plan and no adjustments under Code section 415(d)(1) may be taken into account before the year for which such adjustment first takes effect.

1.04. DETERMINATION DATE means the date for a Qualified Plan that is the last day of that Qualified Plan's preceding Plan Year or, for a Qualified Plan's first Plan Year, the last day of that first Plan Year.

1.05. EARNINGS, for any relevant period, means an individual's wages, salary for personal services, and other amounts received from the Employers and their Related Entities for personal services actually rendered. Earnings comprise, but are not limited to, commissions paid salesmen; compensation for services on the basis of percentage of profits; commissions on insurance premiums; tips; bonuses; fringe benefits; reimbursements and expense allowances; and other amounts permissibly included according to Treasury regulations as the base for computing statutory limits on Annual Benefits and Annual Additions. Earnings do not mean deferred compensation, income attributable to the receipt or exercise of certain stock options, and other similar items that receive special tax benefits and are excluded according to Treasury regulations from the base for computing those statutory limits. When computed for any Limitation Year, Earnings are those paid (or deemed paid if the Plan operates to provide benefits according to accrued Earnings) or made available to the Member within the Limitation Year. For Limitation Years beginning after December 31, 1991, Earnings are those paid or made available to the Member within the Limitation Year.

For purposes of Plan sections 1.21 and 1.22 and this Supplement A article III, for Plan Years beginning after December 31, 1988, annual Earnings for an Employee taken into account under the Plan for any year must not exceed the statutory limits of Code section 401(a)(17) for such year. For Plan Years beginning after December 31, 1988 and before January 1, 1994, the limit is $200,000 as adjusted. For Plan Years beginning on or after January 1, 1994, the limit is $150,000 as adjusted. Prior to January 1, 1997, in determining the Earnings for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except in applying such rules the term "family" shall include only the spouse of the employee and any

                                SUPPLEMENT A-I-2

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

lineal descendants of the employee who have not attained age 19 before the end of the Plan Year. If, as a result of the application of such rules, the limit under Code section 401(a)(17) is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined prior to the application of this limitation. Effective January 1, 1998, Earnings includes amounts deferred under a Defined Contribution Plan pursuant to Code section 402(e)(3), amounts deferred pursuant to Code section 125 under a welfare benefit plan, as defined in ERISA section 3(1), and amounts deferred under a Code section 457 plan.

1.06. EXCESS ANNUAL ADDITIONS are amounts that cannot be Annual Additions in the Plan for a Limitation Year because of a forfeiture allocation or a reasonable error in estimating a Member's Earnings or in estimating the amount of Tax Deferred Contributions that may be allocated to his Account or any other reason allowed by Treasury regulations. Excess Annual Additions must be returned to the contributor, if that is allowed by law. Otherwise, Excess Annual Additions are governed by Supplement A section 2.03(c).

1.07.    INTEREST is defined in Supplement A section 3.04.

1.08. KEY EMPLOYEE means with respect to any Plan Year, any employee, former employee or other individual described in Code section 416(i)(1) or a person related according to Code section 416(i)(5) to such an individual who at any time during the Plan Year containing the Top-Heavy Determination Date for that Plan Year or during any of the four preceding Plan Years is

         (a) an officer of the Employer or a Controlled Group Member having total annual Earnings from the Employer and any Controlled Group Member for a Plan Year greater than 50 percent of the dollar limitation in effect under Code section 415(b)(1)(A) for the calendar year in which the Plan Year ends;

         (b) one of the 10 Employees having total annual Earnings from the Employer and any Controlled Group Member for a Plan Year greater than the dollar limitation in effect under Code section 415(c)(1)(A) for the calendar year in which the Plan Year ends and owning the largest interest in the Employer or a Controlled Group Member;

         (c) an owner of more than five percent of the outstanding stock or stock possessing more than five percent of the total voting power of a corporate

                                SUPPLEMENT A-I-3

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

Employer or Controlled Group Member, or is an owner of more than five percent of the capital or profits interest in an Employer or a Controlled Group Member that is not a corporation; and

         (d) a one-percent owner of the outstanding stock or voting stock or the capital or profits interest in the Employer or a Controlled Group Member who has total annual Earnings from the Employer and any Controlled Group Member for a Plan Year of more than $150,000.

         For purposes of Supplement A section 3.03, an individual's status as a Key Employee is based on the Plan Year containing the Determination Date and is based on his Earnings. For purposes of Supplement A section 3.06, an individual's status as a Key Employee is based on the Plan Year to which those parts are being applied.

1.09.    LIMITATION YEAR means the Plan Year.

1.10. NON-KEY EMPLOYEE means an employee, former employee or other individual described in Code section 416(i)(5) who is not a Key Employee or a person related according to Code section 416(i)(5) to such an individual. For purposes of Supplement A section 3.03, an individual's status as a Non-Key Employee is based on the Plan Year containing the Top-Heavy Determination Date. For purposes of Supplement A sections 3.06 and 3.07, an individual's status as a Non-Key Employee is based on the Plan Year to which those parts are being applied.

1.11. PERMISSIVE AGGREGATION GROUP means an Aggregation Group created at the election of the Company for purposes of determining top-heaviness according to Supplement A section 3.03. It is created by adding one or more Employer-maintained or Controlled Group Member-maintained Qualified Plans that are not part of a Required Aggregation Group to either (i) a Required Aggregation Group or (ii) a single Employer-maintained or Controlled Group Member-maintained Qualified Plan in which a Key Employee is a participant during that plan's plan year containing the Determination Date or during any of the four preceding plan years.

1.12. PREDECESSOR PLAN means a Qualified Plan that covered substantially the same Employees as the Plan and provided substantially the same benefits. A Qualified Plan that is or was merged or consolidated with the Plan in a manner

                                SUPPLEMENT A-I-4

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

permitted according to Code section 401(a)(12) and Code section 414(l) is automatically a Predecessor Plan.

1.13. PROJECTED ANNUAL BENEFIT, as to a Member, equals the total of each Annual Benefit to which that Member would be entitled under the terms of this Plan and all other Defined Benefit Plans maintained by the Employer or a Related Entity in which the Member is a participant (assuming that the Member continued employment until each such plan's normal retirement age or his current age, if later; that his Earnings continued at the same rate as in effect in the Limitation Year under consideration until those normal retirement ages; and that all other relevant factors used to determine benefits under each plan remained constant as of the current Limitation Year for all future Limitation Years).

1.14. QUALIFIED PLAN OR TRUST refers to a plan or a trust maintained as part of a plan in compliance with Internal Revenue Code part I, subchapter D, chapter 1, subtitle A.

1.15. RELATED ENTITY means a Controlled Group Member or a corporation that would be a Controlled Group Member if the phrase "at least 80 percent" in Code section 1563(a) read "more than 50 percent" or an unincorporated trade or business that would be a Controlled Group Member if Code section 414(c) were construed using the standard of "more than 50 percent" instead of "at least 80 percent."

1.16. REQUIRED AGGREGATION GROUP means an Aggregation Group consisting of all Employer-maintained or Controlled Group Member-maintained Qualified Plans that have a Key Employee as a participant during the Plan Year containing the Determination Date or during any of the four preceding Plan Years. In addition, the Required Aggregation Group contains each other Employer-maintained or Controlled Group Member-maintained Qualified Plan that enables any Qualified Plan described in the preceding sentence to meet the requirements of Code section 401(a)(4) or 410. Any Employer-maintained or Controlled Group Member-maintained Qualified Plan that terminated within the five-year period ending on the Top-Heavy Determination Date must be taken into account.

1.17. ROLLOVER CONTRIBUTION means a transfer of assets to a qualifying retirement plan according to Code sections 402(a)(5), 403(a)(4), 408(d)(3), and 409(b)(3)(C). Unless specific Plan provisions require otherwise, a transfer of assets to the Plan's Trust Fund is considered a Rollover Contribution to the extent that assets transferred are not attributable to current Employer or Related Entity contributions.

                                SUPPLEMENT A-I-5

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

1.18. SOCIAL SECURITY RETIREMENT AGE means the age used as the retirement age for the Member under section 216(l) of the Social Security Act, except that such election shall be applied without regard to the age increase factor and as if the early retirement age under section 216(l)(2) of such Act were 62.

1.19.   SUSPENSE ACCOUNT  means an  Account  required  by  Supplement  A section
2.03(c).

1.20. TEST ACCRUED BENEFIT means a cumulative accrued benefit (excluding amounts attributable to deductible employee contributions) under a Defined Benefit Plan determined for a current participant for that plan's first plan year according to subsection (a) or subsection (b) at the Company's election, and otherwise determined for a current participant according to subsection (c), and determined according to subsection (d) for an individual who is not a current participant.

         (a) The accrued benefit is determined as if the individual voluntarily terminated service as of the Determination Date.

         (b) The accrued benefit is determined as if the individual voluntarily terminated service as of the Top-Heavy Valuation Date, but taking into account the estimated accrued benefit as of the Determination Date.

         (c) The accrued benefit is determined as if the individual voluntarily terminated service as of the Top-Heavy Valuation Date.

         (d) The accrued benefit is the participant's remaining undistributed benefit as of the Determination Date.

The accrued benefit of any Member (other than a Key Employee) shall be determined under the method that is used for accrual purposes under all Qualified Plans of the Employer or a Controlled Group Member or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1).

1.21. TOP-HEAVY GROUP means an Aggregation Group that is determined to be top-heavy under Code section 416(g) and Supplement A section 3.03.

1.22. TOP-HEAVY PLAN means a Qualified Plan that is determined to be a top-heavy plan as defined in Code section 416(g) and Supplement A section 3.03.

                                SUPPLEMENT A-I-6

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


1.23. TOP-HEAVY VALUATION DATE, for a Qualified Plan's plan year, means the Qualified Plan's most recent valuation date occurring within a 12-month period ending at the end of the Determination Date for that plan year. A Defined Benefit Plan's Top-Heavy Valuation Date must be the same valuation date used for computing that plan's costs for determining minimum funding according to Code section 412 for the plan year that contains the Determination Date, regardless of whether a valuation is performed that year.


                                SUPPLEMENT A-I-7

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997



                                  SUPPLEMENT A

                                   ARTICLE II
                                   LIMITATIONS


2.01.    CONTRIBUTION LIMITATIONS

         (a) Effective for Limitation Years that begin before January 1, 1983, a Member's Annual Additions for any Limitation Year must not exceed the lesser of
(1) or (2) following:

               (1) $25,000 (adjusted for each Limitation Year to the dollar limitation determined by the Commissioner of Internal Revenue to be the maximum permissible dollar limitation under Code section 415(c)(1)(A) for such Limitation Year); or

               (2)  25 percent of the Member's Earnings for the Limitation Year.

         (b) Effective for Limitation Years that begin after December 31, 1982, and before January 1, 1987, a Member's Annual Additions for any Limitation Year must not exceed the lesser of (1) or (2) following:

               (1) $30,000 (adjusted for each Limitation Year to the dollar limitation determined by the Commissioner of Internal Revenue to be the maximum permissible dollar limitation under Code section 415(c)(1)(A) for such Limitation Year); or

               (2)  25 percent of the Member's Earnings for the Limitation Year.

         (c) Effective for Limitation Years that begin after December 31, 1986, a Member's Annual Additions for a Limitation Year may not exceed the lesser of
(1) or (2) following:

               (1) the greater of $30,000 or one-fourth of the dollar limitation on Annual Benefits according to Code section 415(b)(1)(A) for that Limitation Year; or



                               SUPPLEMENT A-II-1

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


               (2)  25 percent of the Member's Earnings for the Limitation Year.

2.02.    MULTIPLE PLAN PARTICIPATION

         (a) Effective for Limitation Years that begin before January 1, 1983, if an individual is participating or has participated in both the Plan and an Employer-maintained or Related Entity-maintained Defined Benefit Plan, the sum of the Member's Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction for any Limitation Year may not exceed 1.4.

               (1) For purposes of this subsection, a Member's Defined Benefit Plan Fraction for any Limitation Year is a fraction the numerator of which is his Projected Annual Benefit under a Related Entity-maintained Defined Benefit Plan (determined as of the close of the year) and the denominator of which is his Projected Annual Benefit under a Related Entity-maintained Defined Benefit Plan (determined as of the close of the year) as if the Plan provided the maximum benefit allowable under subsection (a).

               (2) For purposes of this subsection, a Member's Defined Contribution Plan Fraction for any Limitation Year is a fraction the numerator of which is the sum of his Annual Additions as of the close of the year and the denominator of which is the sum of the maximum amount of Annual Additions that could have been made for him under subsection (d) for that year and for each prior year of service with an Employer or Related Entity.

         (b) Effective for Limitation Years that begin after December 31, 1982, if an individual is participating or has participated in both the Plan and an Employer-maintained or a Related Entity-maintained Defined Benefit Plan, the sum of the Member's Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction for any Limitation Year may not exceed 1.0.

               (1) For purposes of this subsection, a Member's Defined Benefit Plan Fraction for any year is a fraction the numerator of which is


                                SUPPLEMENT A-II-2

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

          his Projected Annual Benefit under a Related Entity-maintained Defined Benefit Plan (determined as of the close of the year) and the denominator of which is the lesser of

                     (A) the product of 1.25 multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for the Member for that year or

                     (B) the product of 1.4 multiplied by the amount that may be taken into account under Code section 415(b)(1)(B) for that Member for that year.

               (2) For purposes of this subsection, a Member's Defined Contribution Plan Fraction for any Limitation Year is a fraction the numerator of which is the sum of his Annual Additions as of the close of the year for that and all other Limitation Years and the denominator of which is the sum of the lesser of the following amounts determined for that year and for each prior year of service with an Employer or Related Entity:

                     (A) the product of 1.25 multiplied by the dollar limitation in effect under Code section 415(c)(1)(A) (determined without regard to (c)(6)) for the Member for that year or

                     (B) the  product  of 1.4  multiplied  by 25  percent of the
               Member's Earnings for that year.

               (3) If a Plan satisfied the requirements of Code section 415 for the last Limitation Year beginning before January 1, 1983, according to regulations promulgated pursuant to section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982, an amount is subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding that numerator) so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under this subsection does not exceed 1.0 for that year.


                                SUPPLEMENT A-II-3

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


         (c) In applying paragraphs (a)(2) and (b)(2) for years beginning before January 1, 1976,

               (1) the total amount taken into account in the numerator may not exceed the total amount taken into account in the denominator, and

               (2) the amount taken into account as exceeding six percent of a Member's Earnings for the Limitation Year for any year concerned is an amount equal to

                     (A) the excess of the total amount of Member  contributions for all years beginning before January 1, 1976, during which a Member was an active Member of the Plan, over 10 percent of the Member's total Earnings for all such years, multiplied by

                     (B) a  fraction,  the  numerator  of  which  is one and the denominator of which is the number of years beginning before January 1, 1976, during which a Member was an active Member in the Plan.

         Member contributions made on or after October 2, 1973, must be taken into account under subparagraph (2) only to the extent that the amount of such contributions does not exceed the maximum amount of contributions permissible under the Plan as in effect on October 2, 1973.

         (d) The Company may elect to calculate the Defined Contribution Plan Fraction for Limitation Years ending after December 31, 1982, for all Qualified Plans that were in existence on July 1, 1982, in accordance with the transition rule of Code section 415(e)(6).

         (e) For purposes of applying the limitations of this section, all Defined Benefit Plans (whether or not terminated) of the Employer and its Related Entities are treated as one Defined Benefit Plan, and all Defined Contribution Plans (whether or not terminated) of the Employer and its Related Entities are treated as one Defined Contribution Plan. Effective for Limitation Years beginning after March 31, 1984, an individual medical account, as defined in Code section 401(h)(6) and referred to in Code section 415(l)(1), will be treated as a Defined Contribution Plan. Effective for Limitation Years that begin after December 31, 1985, with respect to key employees, as defined in Code


                                SUPPLEMENT A-II-4

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

section 419A(d)(3), a welfare fund, as defined in Code section 419(e), maintained by an Employer or a Related Entity will be treated as a Defined Contribution Plan. If the Employer has more than one Defined Benefit Plan, the limitations under subsections (a) and (b) as modified by subsection (e) must be applied separately to each Plan, but in applying those limitations to the total of those Defined Benefit Plans for the purposes of this section, the high three years of Earnings taken into account must be the same years.

         (f) This Supplement A-II section 2.02 does not apply to Limitation Years beginning on and after January 1, 2000.

2.03.    SUSPENSE ACCOUNT ALLOCATIONS

         (a) No allocation or other addition to a Member's Account is permitted under a plan that would result in total Annual Additions under Defined Contribution Plans maintained by the Employer or its Related Entities exceeding the limitation on Annual Additions set forth in Supplement A section 2.01 for the appropriate Limitation Year. To the extent that an allocation or addition pursuant to a plan intended for one Member's Account cannot be allocated or added to that Account, it is treated as a mistake-of-fact contribution if that is allowed by law, and to the extent that the allocation or addition cannot be so treated without adverse consequences to the Plan, it is allocated or distributed according to subsection (b).

         (b) Each Member's Annual Additions for Employer-maintained or Related Entity-maintained Qualified Plans are absorbed on a dollar-for-dollar basis by Employer-maintained and Related Entity-maintained Qualified Plans according to the hierarchy determined by the Company.

         (c) Excess Annual Additions must be immediately placed in a Suspense Account, and they offset (reduce) Employer, Related Entity, and Member contributions in later Limitation Years as they are allocated (and as they are reallocated) to all Members. The Excess Annual Additions may not be distributed to Members or former Members. For any Limitation Year in which a Suspense Account exists according to this section, the Suspense Account is credited with investment gains and losses as if it were a Member's Account. If a Suspense Account exists according to the provisions of this section when a plan terminates, the Suspense Account must be treated as not part of the Plan's assets and is returned to the contributor or contributors, pro rata according to their contributions.


                                SUPPLEMENT A-II-5

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

         (d) Unless the Plan Administrator has passed a resolution authorizing the adjustment of all benefits in pay status under the Plan with respect to any Plan Year and all prior Plan Years, as a result of changes in the limitations under Code section 415(b) or 415(c), all determinations pursuant to this Plan section and Supplement A section 2.01, shall be made as of the applicable
Annuity Starting Date. If the Plan Administrator acts pursuant to this subsection to have subsequent changes in the limitations under Code section 415(b) or 415(c) taken into account with respect to benefits in pay status, such adjustments shall apply to all affected benefits in pay status.

         (e) To the extent that a Member's Excess Annual Additions are attributable to his Tax Deferred Contributions, those Tax Deferred Contributions may be returned to the Member in the Limitation Year in which they are determined to be Excess Annual Additions and will reduce that Member's Excess Annual Addition. If Tax Deferred Contributions are returned to a Member pursuant to this Plan section, such Tax Deferred Contribution will be disregarded for purposes of the limitations on such contributions under Code section 402(g), 401(k)(3) and 401(m)(2).



                                SUPPLEMENT A-II-6

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997



                                  SUPPLEMENT A

                                   ARTICLE III
                                 TOP-HEAVY RULES


3.01.    TOP-HEAVY YEARS

         The provisions of Supplement A section 3.06 are effective only for Plan Years in which this Plan is a Top-Heavy Plan according to the determination described in Supplement A section 3.03.

3.02.    SPECIAL TOP-HEAVY DEFINITIONS

         The terms used in this article that are defined in Supplement A article I apply only for purposes of this article. Any defined term used in this article not found in Supplement A article I is defined in Plan article I.

3.03.    TOP-HEAVY DETERMINATION

         (a) The determination of whether this Plan is a Top-Heavy Plan for a Plan Year is made according to Interests as of that Plan Year's Determination Date, based on the related Top-Heavy Valuation Date, according to the procedures required in this Supplement section.

         (b) If this Plan is not part of an Aggregation Group, it is a Top-Heavy Plan if, as of the Determination Date, the Interests of all Key Employees in the Plan exceed 60 percent of the combined Interests of all participants in the Plan.

         (c) If this Plan is part of an Aggregation Group, the determination of whether this and each plan in the Aggregation Group is a Top-Heavy Plan is determined according to the procedures required in this subsection, applying each subparagraph in numerical sequence.

               (1) As of each plan's Determination Date, separately determine the Interests of all Key Employees in each plan in the Aggregation
         Group and the Interests of all participants in each plan in the Aggregation Group.


                               SUPPLEMENT A-III-1

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


               (2) The Interests of all Key Employees in each plan that is part of the Aggregation Group are added to the Interests of all Key Employees in each other plan in the Aggregation Group. The Interests of all participants in the plans are totaled in the same manner. The Interests are determined as of the plans' Determination Dates that fall within the same calendar year.

               (3) The Aggregation Group is a Top-Heavy Group and this Plan and each other plan that is in this Plan's Required Aggregation Group are Top-Heavy Plans if, after application of paragraph (2), the Interests of all Key Employees in the Aggregation Group exceed 60 percent of the combined Interests of all participants under all plans in the Aggregation Group.

         (d) The Company may create a Permissive Aggregation Group, but a Qualified Plan may not be part of a Permissive Aggregation Group unless all Qualified Plans within the Permissive Aggregation Group continue to meet the requirements of Code sections 401(a)(4) and 410 with each added Qualified Plan taken into account.

         (e) Effective January 1, 1985, if, at any time during the five-year period ending on the applicable Determination Date, an individual has not performed services for an Employer or Controlled Group Member maintaining this Plan or a plan that is a part of this Plan's Aggregation Group, the Interest of such individual is not taken into account for purposes of this section.

3.04.    INTERESTS MEASURED

         (a) An individual's Interest in a Defined Contribution Plan is equal to his Account balance for that plan (according to subsection (b) or (c)) for the Determination Date and (to the extent not already included in determining his Account balance) all distributions (excluding amounts attributable to deductible employee contributions) with respect to that individual from the Account during the five-year period ending on the Determination Date.

         (b) For purposes of subsection (a), an individual's Account balance in a Qualified Plan not subject to Code section 412 (that is, a non-pension plan) is his actual Account balance (excluding amounts attributable to deductible employee contributions) on the Top-Heavy Valuation Date and all contributions actually made after the Top-Heavy Valuation Date but on or before the Determination


                               SUPPLEMENT A-III-2

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

Date. However, for such a Qualified Plan's first Plan Year, the amount determined in the preceding sentence must be added to the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

         (c) For purposes of subsection (a), an individual's Account balance in a Defined Contribution Plan that is subject to Code section 412 (that is, a pension plan) is his actual Account balance (excluding amounts attributable to deductible employee contributions) on the Top-Heavy Valuation Date, all contributions due as of the Determination Date (that is, contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet required to be contributed), and--for the Plan Year that contains the Determination Date--all amounts actually contributed (or due to be contributed) after the Top-Heavy Valuation Date but before the expiration of the extended payment period in Code section 412(c)(10).

         (d) An individual's Interest in a Defined Benefit Plan is equal to the present value (determined according to subsection (e)) of his Test Accrued Benefit for that Plan as of the Determination Date and (to the extent not already included in determining his Test Accrued Benefit) all distributions from that plan with respect to that individual during the five-year period ending on the Determination Date.

         (e) The computation of the present value of an individual's Test Accrued Benefit is governed by this subsection.

               (1) There are no specific prescribed actuarial assumptions that must be used for determining the present value of a Test Accrued Benefit. The assumptions used must be reasonable and need not relate to the Qualified Plan's actual investment and other experience. The assumptions need not be the same as those used for minimum funding purposes or for purposes of determining the actuarial equivalence of optional benefits under the Plan. For purposes of this Plan, if a Qualified Plan does not specify the actuarial assumptions it uses for determining the present value of a Test Accrued Benefit, the assumptions used must be those used in the Qualified Plan for purposes of determining the actuarial equivalence of optional benefits under the Plan (or, if no optional benefits are available, those used for minimum funding purposes), except that the interest assumption must be (as described in Labor Regulation section 2619.26(c)(2)(iv)) the PBGC


                               SUPPLEMENT A-III-3

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

         interest rate for immediate annuities in effect on the Top-Heavy Valuation Date as set forth in Supplement B (as amended) to Part 2619 of 29 C.F.R. If a Qualified Plan specifies the actuarial assumptions it uses for determining the present value of its Test Accrued Benefit, those assumptions govern for purposes of this Plan as to that Qualified Plan's Test Accrued Benefits.

               (2) The present value must be computed using interest and post-retirement mortality assumptions that are consistent with paragraph (1). Pre-retirement mortality and future increases in costs of living (but not in the maximum dollar amount permitted by Code section 415(d)) may also be assumed. However, assumptions as to future withdrawal or future salary increases may not be used.

               (3) In the case of a Defined Benefit Plan that provides a joint and survivor annuity within the meaning of Code sections 401(a)(11) and 417 as a normal form of benefit, for purposes of determining the present value of the Test Accrued Benefit, the Member's spouse may be assumed to be the same age as the participant.

               (4) Unless a Defined Benefit Plan provides for a nonproportional subsidy according to subsection (f), the present value must reflect a benefit payable beginning at the Qualified Plan's normal retirement age (or attained age, if later). Benefits not relating to retirement benefits, such as pre-retirement death and disability benefits and post-retirement medical benefits, must not be taken into account. Subsidized early retirement benefits and subsidized benefit options must not be taken into account unless they are nonproportional subsidies according to subsection (f).

               (5) If a Defined Benefit Plan provides for a nonproportional subsidy, the benefit should be assumed to begin at the age at which the benefit is most valuable.

               (6) If two or more Defined Benefit Plans are being tested under Supplement A section 3.03, the actuarial assumptions used for all Qualified Plans within an Aggregation Group must be the same. If paragraph (1) of this subsection would otherwise cause the preceding sentence to be violated, the Company must select one Qualified Plan's


                               SUPPLEMENT A-III-4

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

         assumptions and use them as adjusted according to the other paragraphs in this subsection.

         (f) For purposes of subsection (e), a subsidy is nonproportional unless the subsidy applies to a group of employees that would independently satisfy the requirements of Code section 410(b).

3.05.    TREATMENT OF ROLLOVERS AND TRANSFERS

         (a) The provisions of this section govern the treatment of rollovers or plan-to-plan transfers for purposes of Supplement A sections 3.02 through 3.04.

         (b) For purposes of this section, each Employer and its Controlled Group Members are treated as the same employer.

         (c) For a rollover or plan-to-plan transfer that is both initiated by the employee and made from a Qualified Plan maintained by one employer to a Qualified Plan maintained by another employer,

               (1) the Qualified Plan providing the distribution always counts the distribution as a distribution under Supplement A sections 3.04(a) and (d), and

               (2) the Qualified Plan accepting the rollover or transfer does not consider it part of an Interest if the rollover or transfer was accepted after December 31, 1983, but it must be considered part of an Interest if the rollover or transfer was accepted before December 31, 1983.

         (d) For a rollover or plan-to-plan transfer that either is not initiated by the employee or is not made to a Qualified Plan maintained by the same employer, the Qualified Plan providing the rollover or transfer does not count the rollover or transfer as a distribution under Supplement A sections 3.04(a) and (d), and the Qualified Plan accepting the rollover or transfer must count it as part of an Interest, regardless of when the acceptance occurs.

3.06.    MINIMUM BENEFITS FOR TOP-HEAVY PLANS

         (a) For any Plan Year in which this Plan is a Top-Heavy Plan, the provisions of this section supersede conflicting Plan provisions regarding contributions, allocations, and accrual of benefits under the Plan.



                               SUPPLEMENT A-III-5

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

         (b) For purposes of this section, all Defined Contribution Plans that are part of an Aggregation Group with this Plan are treated as one Defined Contribution Plan, and all Defined Benefit Plans that are part of an Aggregation Group with this Plan are treated as one Defined Benefit Plan. According to the other provisions of this article, the Company may elect to cause the Employers to satisfy the minimum benefit requirements of this section in this Plan, within any one or more of the other Qualified Plans in this Plan's Aggregation Group, or by aggregating amounts from this Plan and one or more of those other Qualified Plans.

         (c) This subsection applies only when this Plan is not part of an Aggregation Group. Each Non-Key Employee with regard to this Plan who is eligible according to Plan article IV for an allocation from contributions that an Employer might make must receive the minimum contribution allocation required by Code section 416(c)(2), as described in subsection (d), if he has not separated from service at the end of the Plan Year. In addition, each Non-Key Employee with regard to this Plan who has not separated from service at the end of the Plan Year and who has otherwise failed to satisfy this Plan's requirements according to Plan article IV to be eligible to receive an allocation (in full or in part) from contributions that an Employer might make (whether the ineligibility relates to insufficient service during the Plan Year, absence of required contributions, or insufficient Earnings) must also receive the Code section 416(c)(2) minimum contribution allocation if he must be considered for this Plan to satisfy the coverage requirements of Code section 410(b) in accordance with Code section 401(a)(5).

         (d) The minimum allocation required by Code section 416(c)(2) from this Plan for a Plan Year is equal to a percentage of the individual's Earnings for the Plan Year. That percentage is not more than three. That percentage otherwise is equal to the percentage equivalent to the highest ratio for the Plan Year for a Key Employee of this Plan of the sum of the Key Employee's allocations from contributions (other than deductible employee contributions) made (or required to be made without regard to waivers granted pursuant to Code section 412(d)) and Forfeitures for the Plan Year divided by that Key Employee's Earnings for the Plan Year.

         (e) This subsection applies only when this Plan is part of an Aggregation Group that includes only Defined Contribution Plans. Each Non-Key Employee with regard to a Qualified Plan that is part of this Plan's Aggregation Group who is eligible under the Qualified Plan's provisions (other than the provisions that require Code section 416(c)(2) benefits) for an allocation from


                               SUPPLEMENT A-III-6

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

contributions that his employer might make must receive the minimum contribution allocation required by Code section 416(c)(2), as described in subsection (f) if he has not separated from service at the end of the Qualified Plan's Plan Year. In addition, each Non-Key Employee with regard to a Qualified Plan that is part of this Plan's Aggregation Group who has not separated from service as of the end of the Qualified Plan's Plan Year and who has otherwise failed to satisfy the Qualified Plan's requirements (other than the provisions that require Code section 416(c)(2) benefits) for an allocation (in full or in part) from contributions that the employer might make (whether the ineligibility relates to insufficient service during the Plan Year, absence of required contributions, or insufficient compensation) must also receive the Code section 416(c)(2) minimum contribution allocation if he must be considered for the Qualified Plan to satisfy the coverage requirements of Code section 410(b) in accordance with Code section 401(a)(5).

         (f) For purposes of subsection (e), the minimum allocation required by Code section 416(c)(2) for a Plan Year is equal to a percentage of the individual's Earnings for the Plan Year. That percentage is not more than three. That percentage otherwise is equal to the percentage equivalent to the highest ratio for the Plan Year for a Key Employee of any Qualified Plan within this Plan's Aggregation Group of the sum of the Key Employee's allocations from contributions (other than deductible employee contributions) made (or required to be made without regard to waivers granted pursuant to Code section 412(d)) and Forfeitures for the Plan Year divided by that Key Employee's Earnings. An individual's minimum benefit described in this subsection that is required from this Plan for a Plan Year is equal to the full benefit described in this subsection reduced by the total of all allocations received for the Plan Year from Employer contributions or from Forfeitures from the other Defined Contribution Plans in this Plan's Aggregation Group.

         (g) This subsection applies only when this Plan is part of an Aggregation Group that includes a Defined Benefit Plan.

               (1) Each Non-Key Employee with regard to a Defined Contribution Plan that is part of this Plan's Aggregation Group who is eligible under the Defined Contribution Plan's provisions (other than the provisions that require any Code section 416(c) benefits) for an allocation from contributions that his employer might make qualifies under this paragraph if he has not separated from service at the end of the Defined Contribution Plan's Plan Year. In addition, each Non-Key Employee with regard to a Defined Contribution Plan that is part of this

                               SUPPLEMENT A-III-7

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


          Plan's Aggregation Group who has not separated from service at the end of the Defined Contribution Plan's Plan Year and who has otherwise failed to satisfy the Defined Contribution Plan's requirements (other than the provisions that require any Code section 416(c) benefits) for an allocation (in full or in part) from contributions that his employer might make (whether the ineligibility relates to insufficient service during the Plan Year, absence of required contributions, or insufficient compensation) also qualifies under this paragraph if he must be considered for the Defined Contribution Plan to satisfy the coverage requirements of Code section 410(b) in accordance with Code section 401(a)(5).

               (2) Each Non-Key Employee with regard to a Defined Benefit Plan that is part of this Plan's Aggregation Group who has at least 1,000 hours of service credited during the Defined Benefit Plan's Plan Year (or the plan's specified accrual computation period if that is different) or who is credited with equivalent service under Labor Regulation section 2530.2006-3 qualifies under this paragraph. If a Defined Benefit Plan that is part of this Plan's Aggregation Group does not base accruals on accrual computation periods, its Non-Key Employees qualify under this paragraph for all periods of service required to be credited for benefit accrual pursuant to Treasury Regulation section 1.410(a)-7. A Non-Key Employee with regard to a Defined Benefit Plan that is part of this Plan's Aggregation Group does not fail to qualify under this paragraph merely because he was not employed on a specified date; he does not fail to qualify because he is excluded from participation (or because he accrued no benefit) merely because his Earnings are less than a stated amount; and he does not fail to qualify because he is excluded from the Defined Benefit Plan because of a failure to make mandatory employee contributions.

               (3) An individual who qualifies only under paragraph (1) must receive the minimum contribution allocation required by Code section 416(c)(2), as described in subsection (h).

               (4) An individual who qualifies only under paragraph (2) must receive the minimum benefit required by Code section 416(c)(1) from the Defined Benefit Plan, from one or more other Defined Benefit Plans within this Aggregation Group, or from among this Aggregation


                               SUPPLEMENT A-III-8

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

         Group's Defined Benefit Plans by applying the authorization described in subsection (b).

               (5) An individual who qualifies under both paragraphs (1) and (2) must receive the minimum benefit required by Code section 416(c), as described in subsection (i).

         (h) For purposes of subsection (g), the minimum allocation required by Code section 416(c)(2) for a Plan Year is equal to a percentage of the individual's Earnings for the Plan Year.

               (1) The percentage is three, unless paragraph (3) or (4) applies to the Defined Contribution Plan and yields a lower percentage.

               (2) Paragraph (3) does not apply to a Defined Contribution Plan included in this Plan's Aggregation Group if that plan enables a Defined Benefit Plan included in this Plan's Aggregation Group to meet the requirements of Code section 401(a)(4) or Code section 410.

               (3) The percentage is equal to the percentage (if lower than three) equivalent to the highest ratio for the Plan Year for a Key Employee of any Defined Contribution Plan within this Plan's Aggregation Group of the sum of the Key Employee's allocations from contributions (other than deductible employee contributions) made (or required to be made without regard to waivers granted pursuant to Code section 412(d)) and Forfeitures for the Plan Year divided by that Key Employee's Earnings.

               (4) The alternative lower percentage for a Defined Contribution Plan described in paragraph (2) is computed in the same manner as described in paragraph (3) except that the dependent Defined Benefit Plan's benefits for Key Employees are included in the computation after having been converted to equivalent contributions pursuant to the procedure prescribed in Revenue Ruling 81-202, 1981-2 C.B.
         93.

         (i) Any employer contributions attributable to salary reductions or similar arrangements for Key Employees shall be taken into account in determining an individual's minimum-benefit entitlement. Qualified Non-Elective


                               SUPPLEMENT A-III-9

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

Contributions   shall  be  taken  into  account  in  determining   whether  that
entitlement of a Non-Key Employee has been satisfied.

         (j) To the extent the minimum allocation otherwise required to be made under this Plan section and Code section 416(c)(2) to Non-Key Employees for such Plan Year cannot be made based on employer contributions attributable to such Plan Year, employer contributions otherwise allocable to Key Employees under the Plan shall be reduced pro-rata based on each such Key Employee's Compensation to the total Compensation of all Key Employees for such Plan Year and such amount shall be allocated to Non-Key Employees entitled to share in such contribution on a pro-rata basis based on each such Non-Key Employee's Compensation for such Plan Year to the total Compensation of all such Non-Key Employees for such Plan Year.

         (k) In  determining  a  Member's  minimum  benefit  entitlement  and in determining whether that entitlement has been satisfied, any Employer contribution attributable to a matching contribution, salary reduction agreement or similar arrangement is not taken into account except to the extent expressly required by Code section 416(c)(2)(C).

3.07.    AGGREGATE CONTRIBUTION AND BENEFIT LIMITATIONS

         (a) For any Plan Years in which this Plan is a Top-Heavy Plan, the provisions of this section supersede conflicting Plan provisions regarding limitations on contribution and benefits under this Plan.

         (b) Effective for Limitation Years that began after December 31, 1982, if an individual is or was a participant in both a Defined-Benefit-Plan Qualified Plan and a Defined-Contribution-Plan Qualified Plan maintained by an Employer or a Related Entity, the sum of the fraction described in paragraph (1) and the fraction described in paragraph (2) for any Limitation Year may not exceed 1.0.

               (1) For each Member the fraction's numerator is the projected annual benefit under such Defined Benefit Plans (determined as of the close of the Limitation Year), and the fraction's denominator is the lesser of the denominators in subparagraphs (A) and (B).

                     (A) For any Limitation Year beginning with or within a Plan
               Year for  which the Plan is a Super  Top-Heavy  Plan or for


                               SUPPLEMENT A-III-10

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

               which  the Plan is a  Top-Heavy  Plan and  does not  provide  any
               minimum  benefit   required  by  Code  section   416(h)(2),   the
               denominator as to any Key Employee is the product of 1.0 multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for that year (or the current accrued benefit, if larger).

                     (B) The denominator is the product of 1.4 multiplied by the amount that may be taken into account under Code section 415(b)(1)(B) for that Member for that year.

               (2) For each Member, the fraction's numerator is the sum of the Annual Additions under such Defined Contribution Plans as of the close of the Limitation Year for that and all prior Limitation Years, and the fraction's denominator is the sum of the lesser of the denominators described in subparagraphs (A) and (B), determined separately for that Limitation Year and for each prior Limitation Year of his service with an Employer or a Related Entity.

                     (A) For any Limitation Year beginning with or within a Plan
               Year for which the Plan is a Super Top-Heavy Plan or for which the Plan is a Top-Heavy Plan and does not provide any minimum benefit required by Code section 416(h)(2), the denominator as to any Key Employee is the product of 1.25 multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for that year.

                     (B) The denominator is the product of 1.4 multiplied by the amount that may be taken into account under Code section 415(c)(1)(B) for that Member under such plans for that year.

         (c) Subsection (b) will not apply with respect to this Plan if the requirements of subparagraphs (1) and (2) below are met with respect to the Plan.

               (1) The requirements of this subparagraph are met with respect to the Plan (and any plan in this Plan's Required Aggregation Group) if this Plan meets the minimum-benefit requirements of Supplement A
         section  3.06  applied  by  substituting   "four  percent"  for  "three
         percent."


                               SUPPLEMENT A-III-11

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

               (2) The requirements of this subparagraph are met with respect to the Plan if this Plan would not be a Top-Heavy Plan as determined under Supplement A section 3.03 if "90 percent" were substituted for "60 percent" each place it appear.

         (d) Paragraph 6(B)(i) of Code section 415(e) will be applied by substituting "$41,500" for "$51,875" if the transition rule described in Code section 415(e) is available.

3.08.    TOP HEAVY VESTING

         (a) Effective August 1, 1996, the following table applies to the Account balance not otherwise fully vested in any Plan Year for which this Plan is a Top-Heavy Plan according to Code section 416(g) and the determination described in Supplement A section 3.03:

             Year of
       Continuous Service                     Vested Percentage

           Less than 3                                0%
            3 or more                               100%


         (b) For purposes of subsection (a), years of Continuous Service is computed in the same manner as service for vesting purposes is otherwise computed under the Plan.


                               SUPPLEMENT A-III-12

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

                                  SUPPLEMENT B
                         "INSIDER TRADING" RESTRICTIONS


B-1.     PURPOSE AND APPLICATION

         This Supplement B describes the rules and procedures applicable to Members ("insiders") designated from time to time by the Board of Directors of the Company as being subject to the reporting requirements and short swing profit prohibitions under Section 16 of the Securities and Exchange Act of 1934 (the "1934 Act"). The Company shall keep the Trustee apprised of the names of each insider who has been designated by the Board of Directors as an "officer" within the meaning of and subject to Section 16 of the 1934 Act.

B-2.     "INSIDER TRADING" PROHIBITED

          Without limiting the exemptions under Section 16 upon which an insider may rely, the Plan Administrator shall determine whether the conditions of Rule 16b-3(c), (d) and (f) under the 1934 Act have been met until such time as insiders may no longer rely on such rule to exempt their transactions from
Section 16 of the 1934 Act. Notwithstanding any other provision of the Plan, the Trustee shall take all steps requested in writing by the Plan Administrator in connection with the qualification of the Plan under Securities and Exchange Commission Rule 16b-3 or other available exemption from time to time available to exempt transactions by insiders from Section 16(b) of the 1934 Act. Each insider shall be entitled to participate in the Plan to the same extent as any other Member except as set forth in this Supplement B and as otherwise required to comply with the requirements of, and to avoid liabilities under, Section 16 of the 1934 Act.

         The Company shall implement procedures to monitor and prevent any transaction (including cash distributions) under the Plan by any insider involving, directly or indirectly, Company Stock unless the insider has received prior clearance in writing from the Human Resources or Law Department of the Company and communicated such clearance to the Trustee in writing prior to giving direction to effect the transaction. The limitations and procedures set forth in this Supplement B may be amended from time to time by the Company to reflect changes in such limitations and procedures mandated by applicable law and such changes shall be communicated promptly to the insiders. Notwithstanding any provision of the Plan or undertaking by the Trustee, the Company, or the Plan

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

Administrator, none of the Trustee, the Company, or the Plan Administrator shall be responsible for, or have any liability to, any insider in respect of the insider's failure to comply with Section 16 of the 1934 Act.

B-3.     NOTICE

         Not later than 5 business days prior to the earliest date required under the Plan for giving the Trustee notice of any transaction under the Plan by an insider involving, directly or indirectly, Company Stock, the insider shall advise the Human Resources or Law Department of the Company as to the nature of the proposed transaction involving such Company Stock for the purpose of determining whether the transaction given rise to any liability under Section 16(b) of the 1934 Act or requires reporting under Section 16(a) thereof.

B-4.     FUND-SWITCHING AND INVESTMENT ELECTIONS

         Notwithstanding any other provision of the Plan, any election to change the investment of existing Account balances in Company Stock (i.e., "fund switching" into or out of the Ashland Coal Stock account) shall be made six months or more following the date of the most recent prior such election in the Plan (or any other plan of Ashland Coal) by giving the Trustee notice thereof in the manner required under the terms of the Plan. Initial elections to invest in Company Stock and elections to change the percentage of future plan contributions invested in Company Stock shall be pre-cleared with the Human Resources or Law Department.

B-5.     CASH DISTRIBUTIONS

         Notwithstanding any other provision of the Plan, an officer of an Employer who is required to file reports under Section 16(a) of the 1934 Act may not elect to have full shares of Company Stock credited to his Account distributed or withdrawn from the Plan in cash, provided, however, that any cash distribution elected in connection with death, disability, retirement or termination of employment pursuant to diversification elections required by the Internal revenue Code may be made in cash if the prior clearance of the Human Resources or Law Department is obtained.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997

B-6.     Tender of Securities

         Prior to instruction the Trustee to tender offer or other transaction described in Plan section 1.12, to any party other than the Company, the insider shall notify the Plan Administrator and the Human Resources or Law Department for the purpose(s) of determining whether such nonexempt disposition will give rise to short-swing profit liability under Section 16(b) of the 1934 Act and preparing required reports under Section 16(a) of the 1934 Act.

B-7.     LOANS

         Notwithstanding Plan section 9.06, if on an insider's Settlement Date, any loan or portion of a loan made to him under the Plan, together with the accrued interest thereon, remains unpaid, an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be charged only to those Accounts maintained on behalf of the insider (after all other adjustments required under the Plan) that are not invested in Company Stock.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                  SUPPLEMENT C
                       LIMITATIONS ON INVESTMENT TRANSFERS


         Direct transfers between the Benham Stable Value Government Fund (an Investment Fund offered under the Plan) and any other Investment Fund which provides for a fixed income with book value accounting, or with a targeted average maturity of 3 years or less, is prohibited.

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997


                                  SCHEDULE I-3

                                   SCHEDULE I
                DESIGNATED ELIGIBLE PAYROLL CLASSIFICATION CODES



Salaried employees of Ashland Coal, Inc.               July 25, 1988

Salaried employees of Ashland Coal                     July 25, 1988
  International, Ltd.

Salaried employees of Ashland Coal Sales               July 25, 1988
  (Ohio) Inc.

Salaried employees of Hobet Mining, Inc.               July 25, 1988

Salaried employees of Mountaineer Land                 July 25, 1988
  Company

Salaried employees of Saarcar Coal, Inc.               July 25, 1988

Salaried employees of Tri-State Terminals              July 25, 1988

Salaried employees of Tri-State Testing Co., Inc.      July 25, 1988

Salaried employees of Filbeth Enterprises, Inc.        July 25, 1988

Salaried employees of Mingo Logan Coal Company         January 24, 1990

Salaried employees of Dal-Tex Corporation              March 30, 1994

Salaried employees of Old Hickory Coal Company         March 30, 1994

Salaried employees of Sharples Coal Corporation        March 30, 1992

Hourly employees of Tri-State Terminals, Inc.          September 1, 1994
     who are not represented by a collective
     bargaining agreement

-------------------------------------

1 Saarcar Coal, Inc. service ended December 31, 1996, as a result of its merger into Coal-Mac, Inc., effective December 31, 1996.

2 Tri-State Testing Co., Inc. service ended May 30, 1995, as a result of its merger into Hobet Mining, Inc., effective May 30, 1995.

3 Filbeth Enterprises, Inc. service ended March 1, 1996, as a result of its merger into Hobet Mining, Inc., effective March 1, 1996.

4 Dal-Tex Coal Corporation service ended March 1, 1996, as a result of its merger into Hobet Mining, Inc., effective March 1, 1996.

5 Old Hickory Coal Company service ended March 1, 1996, as a result of its merger into Dal-Tex Coal Corporation, effective March 1, 1996.

6 Sharples Coal Corporation service ended March 1, 1996, as a result of its merger into Dal-Tex Coal Corporation, effective March 1, 1996.


                                  SCHEDULE I-1

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997










                                  SCHEDULE I-2

                     Ashland Coal, Inc. Employee Thrift Plan
                             As Amended and Restated
                             Through April 15, 1997








                                  SCHEDULE I-3